Exhibit 10.16

Execution Form

Dated 31 March 2017

$76,000,000

$ 26,750,000 outstanding

AMENDMENT TO TERM LOAN FACILITY

fiorano SHIPHOLDING LIMITED

as Borrower

and

EURONAV NV

as Guarantor

and

the bank of nova scotia

as Agent

and as Security Trustee

amending and restating AGREEMENT

relating to

the financing of
m.t. "CAPTAIN MICHAEL"

Index

Clause		Page

1	Definitions and Interpretation	1
2	Agreement of the Creditor Parties	3
3	Conditions Precedent	4
4	Representations	4
5	Amendment and Restatement of Loan Agreement and other Finance Documents	4
6	Accession by Guarantor as new Borrower	5
7	Further Assurance	5
8	Costs and Expenses	6
9	Notices	6
10	Counterparts	6
11	Governing Law	6
12	Enforcement	7

Schedules

Schedule 1 The Lenders		8
Schedule 2 Conditions Precedent		9

Execution

Execution Pages		10

Appendices

Appendix Part A Form of Amended and Restated Loan Agreement marked to indicate amendments to the Loan Agreement

Appendix Part B Form of clean copy Amended and Restated Loan Agreement

THIS AGREEMENT is made on 31 March 2017

PARTIES

(1)	FIORANO SHIPHOLDING LIMITED, a company incorporated in Hong Kong whose registered office is at Room 2503-05, 25th Floor, Harcourt House, No.39 Gloucester Road, Wanchai, Hong Kong as borrower (the "Borrower")

(2)	EURONAV NV, a company incorporated in Belgium whose registered office is at Gerlachekaai 20, B-2000 Antwerp, Belgium as the guarantor (the "Guarantor")

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the "Lenders")

(4)	THE BANK OF NOVA SCOTIA, as agent of the other Creditor Parties (the "Agent")

(5)	THE BANK OF NOVA SCOTIA, as security trustee for the Creditor Parties (the "Security Trustee")

BACKGROUND

(A)	By the Loan Agreement, the Lenders agreed to make available to the Borrower a facility of (originally) up to $76,000,000 of which $26,750,000 is outstanding at the date of this Agreement.

(B)	The Borrower and the Guarantor have requested that the Lenders agree to, inter alia:

(i)	the sale of the Ship to the Guarantor;

(ii)	the release of the Borrower from all its obligations under the Loan Agreement and the release of all Security Interests created by it in favour of the Security Trustee under the Finance Documents;

(iii)	the accession of the Guarantor to the Loan Agreement as the replacement borrower;

(iv)	the release of the Guarantor from all its liabilities and obligations to the Creditor Parties under the Euronav Guarantee; and

(v)	take Security Interests over the Ship immediately upon ownership by the Guarantor as replacement borrower.

(C)	This Agreement sets out the terms and conditions on which the Lenders and the other Creditor Parties agree, with effect on and from the Effective Date, to the above requests and to the consequential amendment of the Loan Agreement and the Agency and Trust Deed in connection with those matters.

OPERATIVE PROVISIONS

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

"Agency and Trust Deed" means the agency and trust deed dated 23 October 2008 and made between, (i) the Borrower, (ii) the Lenders, (iii) the Agent and (iv) the Security Trustee.

"Amended and Restated Loan Agreement" means the Loan Agreement as amended and restated by this Agreement in the form set out in the Appendix.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Effective Date" means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied.

"Euronav Guarantee" means the guarantee dated 23 October 2008 and made between the Guarantor and the Security Trustee.

"Existing Account Security Deed" means the account security deed in respect of the earnings account of the Borrower dated 23 October 2008 and made between the Borrower and the Security Trustee.

"Existing Finance Documents" means each of the Euronav Guarantee, the Existing Account Security Deed, the Existing Mortgage and the Existing General Assignment and an "Existing Finance Document" means any one of them.

"Existing General Assignment" means the general assignment in respect of the Ship dated 31 January 2012 and made between (i) the Borrower and (ii) the Security Trustee.

"Existing Mortgage" means the first preferred Greek mortgage over the Ship dated 31 January 2012 and made between the Borrower and Scotiabank (Ireland) Limited as mortgagee.

"Loan Agreement" means the loan agreement dated 23 October 2008 (as amended and supplemented by a supplemental letter dated 30 January 2017 and may be supplemented or amended from time to time) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent and (iv) the Security Trustee.

"New Accounts Security Deed" means the account security deed in respect of the earnings account of the Guarantor as replacement borrower to be entered into between the Guarantor as replacement borrower and the Security Trustee.

"New Finance Documents" means each of the New Accounts Security Deed, the New Mortgage and the New General Assignment and a "New Finance Document" means any one of them.

"New General Assignment" means the general assignment in respect of the Ship to be entered into between (i) the Guarantor as replacement borrower, (ii) the Security Trustee and (iii) the Lenders.

"New Mortgage" means the first preferred Greek mortgage over the Ship to be entered into between the Guarantor as replacement borrower and Scotiabank (Ireland) Designated Activity Company as mortgagee.

"Party" means a party to this Agreement.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

1.2	Defined expressions

Defined expressions in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clause 1.2 (construction) of the Loan Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any new or supplement to a Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Agent); or

(b)	in any other form agreed in writing between the Borrower and the Agent acting with the authorisation of the Majority Lenders or, where clause 29.2 (Variations, waivers etc. requiring the agreement of all Lenders) of the Loan Agreement applies, all the Lenders.

1.5	Designation as a Finance Document

The Borrower and the Agent designate this Agreement as a Finance Document.

1.6	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

2	Agreement of the Creditor Parties

2.1	Agreement of the Lenders

The Lenders agree, subject to and upon the terms and conditions of this Agreement, to:

(i)	the sale of the Ship to the Guarantor;

(ii)	the accession of the Guarantor to the Loan Agreement as the replacement borrower;

(iii)	the release of the Borrower from all its obligations under the Loan Agreement and the release of all Security Interests created by it in favour of the Security Trustee under the Finance Documents;

(iv)	the release of the Guarantor from all its liabilities and obligations to the Creditor Parties under the Euronav Guarantee; and

(v)	take Security Interests over the Ship immediately upon ownership by the Guarantor as replacement borrower.

2.2	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1 (Agreement of the Lenders).

2.3	Effective Date

The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 (Agreement of the Lenders) and Clause 2.2 (Agreement of the Creditor Parties) shall have effect on and from the Effective Date.

3	Conditions Precedent

The agreement of the Lenders and the other Creditor Parties contained in Clause 2.1 (Agreement of the Lenders) and Clause 2.2 (Agreement of the Creditor Parties) is subject to:

(a)	no Event of Default or Potential Event of Default occurring on the date of this Agreement and the Effective Date or resulting from the occurrence of the Effective Date;

(b)	the representations to be made by the Borrower and each Security Party pursuant to clause 10 (representations and warranties) of the Loan Agreement and those of the Borrower or any Security Party which are set out in the other Finance Documents being true in all material respects on the date of this Agreement and the Effective Date;

(c)	none of the circumstances contemplated by clause 5.7 (Market disruption) of the Loan Agreement has occurred and is continuing; and

(d)	the Agent having received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent on or before 3 April 2017 or such later date as the Agent may agree with the Borrower.

4	Representations

4.1	Loan Agreement representations

The Borrower makes the representations and warranties set out in clause 10 (representations and warranties) of the Loan Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

4.2	Finance Document representations

Each Security Party makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date.

5	Amendment and Restatement of Loan Agreement and other Finance Documents

5.1	Specific amendments to the Loan Agreement

With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Loan Agreement and, as so amended and restated, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2	Amendments to Agency and Trust Deed

With effect on and from the Effective Date the Agency and Trust Deed shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of, and references throughout the Agency and Trust Deed to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and restated by this Agreement;

(b)	the definition of, and references throughout the Agency and Trust Deed to, the Borrower shall be construed as if the same referred to Euronav NV as borrower;

(c)	the definition of, and references throughout the Agency and Trust Deed to, the Account Security Deed shall be construed as if the same included reference to the New Accounts Security Deed;

(d)	the definition of, and references throughout the Agency and Trust Deed to, the General Assignment shall be construed as if the same included reference to the New General Assignment;

(e)	the definition of, and references throughout the Agency and Trust Deed to, the Mortgage shall be construed as if the same included reference to the New Mortgage;

(f)	the definition of, and references throughout the Agency and Trust Deed to, the Retention Account Security Deed shall be deleted;

(g)	by construing references throughout the Agency and Trust Deed to "this Agreement", "this Deed" and other like expressions as if the same referred to such the Agency and Trust Deed as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents other than the Existing Finance Documents shall remain in full force and effect:

(a)	in the case of the Loan Agreement as amended and restated pursuant to Clause 5.1 (Specific amendments to the Loan Agreement);

(b)	in the case of the Agency and Trust Deed as amended pursuant to Clause 5.2 (Amendments to Agency and Trust Deed); and

(c)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	Accession by Guarantor as new Borrower

With effect from the Effective Date the Guarantor hereby agrees to accede to the terms of the Loan Agreement and to be bound by the terms thereof as if it were the original borrower thereto (and each of the other parties hereto acknowledge such accession).

7	Further Assurance

7.1	Further assurance

(a)	The Borrower and each Security Party shall promptly, and in any event within the time period specified by the Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Agent may specify (and in such form as the Agent may require in favour of the Agent or its nominee(s)) to implement the terms and provisions of this Agreement.

(b)	The Borrower and each Security Party shall promptly, and in any event within the time period specified by the Security Trustee do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Trustee may specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)):

(i)	to create, perfect, vest in favour of the Security Trustee or protect the priority of the Security or any right or any kind created or intended to be created under or evidenced by the Finance Documents as amended and restated by this Agreement (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Trustee any Receiver or the Creditor Parties provided by or pursuant to the Finance Documents as amended and restated by the Agreement or by law; and/or

(ii)	to confer on the Security Trustee or confer on the Creditor Parties Security over any property and assets of that Security Party located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents as amended and restated by this Agreement;

(c)	The Borrower and each Security Party shall, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Creditor Parties by or pursuant to the Finance Documents as amended and restated by this Agreement.

7.2	Additional corporate action

At the same time as the Borrower or a Security Party delivers to the Agent or Security Trustee any document executed under this Clause 7 (Further Assurance), the Borrower or that Security Party shall deliver to the Agent or Security Trustee as applicable reasonable evidence that that Security Party's execution of such document has been duly authorised by it.

8	Costs and Expenses

Clause 21.3 (Costs of variations, amendments, enforcement etc.) of the Loan Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9	Notices

Clause 31 (Notices) of the Loan Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

10	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12	Enforcement

12.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Security Parties accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Security Party will argue to the contrary.

(c)	This Clause 13.1 (Jurisdiction) is for the benefit of the Creditor Parties only. As a result, no Creditor Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

12.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Security Party (other than a Security Party incorporated in England and Wales):

(i)	irrevocably appoints Euronav (UK) Agencies Limited at its registered office for the time being, presently at 99 Kings Road, London SW3 4PA, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Security Party of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Security Parties) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Lenders

Lender	Lending Office

Scotiabank (Ireland) Designated Activity Company	I.F.S.C. House Custom House Quay Dublin 1 Ireland

Schedule 2

Conditions Precedent

1	Security Parties

Documents of the kind specified in Schedule 3 Part A paragraphs 2, 3 and 4 of the Loan Agreement in respect of the Borrower and Guarantor only.

2	Security

2.1	Evidence that the Ship is registered on the Greek flag in the ownership of the Guarantor.

2.2	Evidence that the Loan has been transferred from the Borrower to Euronav NV.

2.3	A duly executed original of each of the New Finance Documents (and of each document to be delivered under each of them).

2.4	Documentary evidence that the New Mortgage has been duly registered as a valid first priority ship mortgage in accordance with the laws of Greece.

3	Legal opinions

3.1	A legal opinion of Watson Farley Williams, legal advisers to the Agent and the Security Trustee in England, substantially in the form distributed to the Lenders before signing this Agreement.

3.2	A legal opinion of Fransen Luyten, legal advisers to the Agent and the Security Trustee in Belgium, substantially in the form distributed to the Lenders before signing this Agreement.

3.3	Legal opinions of the legal advisers to the Agent and the Security Trustee in the jurisdiction of the Approved Flag of the Ship and such other relevant jurisdictions as the Agent may require.

4	Other documents and evidence

4.1	A favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the Ship as the Lender may require.

4.2	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower and Guarantor accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement, the New Finance Documents or for the validity and enforceability of any Finance Document as amended, restated by this Agreement.

4.3	Evidence that the costs and expenses then due from the Borrower pursuant to Clause 8 (Costs and Expenses) have been paid or will be paid by the Effective Date.

Execution Pages

BORROWER

SIGNED by	)
duly authorised	)
for and on behalf of	)
FIORANO SHIPHOLDING LIMITED	)	/s/ Joanna Goode
in the presence of:	)	Joanna Goode
Attorney-in-Fact

Witness' signature:	)	/s/ Aimee Myhre
Witness' name:	)	Aimee Myhre
Witness' address:	)	Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

GUARANTOR

SIGNED by	)
duly authorised	)
for and on behalf of	)
EURONAV NV	)	/s/ Joanna Goode
in the presence of:	)	Joanna Goode
Attorney-in-Fact

Witness' signature:	)	/s/ Aimee Myhre
Witness' name:	)	Aimee Myhre
Witness' address:	)	Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

LENDERS

SIGNED by	)
duly authorised	)
for and on behalf of	)
Scotiabank (Ireland) DESIGNATED	)
ACTIVITY COMPANY	)	/s/ Emeline Yew
in the presence of:	)	Emeline Yew
Attorney in fact

Witness' signature:	)	/s/ Aimee Myhre
Witness' name:	)	Aimee Myhre
Witness' address:	)	Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

AGENT

SIGNED by	)
duly authorised	)
for and on behalf of	)
THE BANK OF NOVA SCOTIA	)	/s/ Emeline Yew
in the presence of:	)	Emeline Yew
Attorney in fact

Witness' signature:	)	/s/ Aimee Myhre
Witness' name:	)	Aimee Myhre
Witness' address:	)	Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SECURITY TRUSTEE

SIGNED by	)
duly authorised	)
for and on behalf of	)
THE BANK OF NOVA SCOTIA	)	/s/ Emeline Yew
in the presence of:	)	Emeline Yew
Attorney in fact

Witness' signature:	)	/s/ Aimee Myhre
Witness' name:	)	Aimee Myhre
Witness' address:	)	Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

Appendix

Part A

Form of Amended and Restated Loan Agreement marked to
indicate amendments to the Loan Agreement

Amendments are indicated as follows:

1	additions are indicated by underlined text; and

2	deletions are shown by strike-through text.

Execution Form Dated 23 October 2008 (as amended and supplemented by a supplemental letter dated 30 January 2017 and amended and restated on 31 March 2017) EURONAV NV as Borrower and THE BANKS AND FINANCIAL INSTITUTIONS Listed in Schedule 1 as Lenders and THE BANK OF NOVA SCOTIA as Agent and as Security Trustee LOAN AGREEMENT relating to a $76,000,000 facility to finance m.t. "CAPTAIN MICHAEL" WATSON FARLEY & WILLlAMS

Index Clause Page 1 Interpretation1 2 Facility 15 3 Position of the Lenders 4716 4 Drawdown 17 5 Interest 18 6 Interest Periods2120 7 Default Interest 21 8 Repayment and Prepayment 22 9 Conditions Precedent 24 10 Representations and Warranties 25 11 Financial Covenants2827 12 General Undertakings 2928 13 Corporate Undertakings 33 14 Insurance 34 15 Ship Covenants 3837 16 Security Cover 41 17 Payments and Calculations 42 18 Application of Receipts 44 19 Application of Earnings 45 20 Events of Default4645 21 Fees and Expenses 50 22 Indemnities 51 23 No Set-off or Tax Deduction 53 24 Tax Gross Up and Indemnities 54 25 Illegality, etc 57 26 Increased Costs 58 27 Set-Off 60 28 Transfers and Changes in Lending Offices 61 29 Variations and Waivers 65 30 Bail-ln 66 31 Notices 32 Supplemental 68 33 Law and Jurisdiction 69 Schedules Schedule 1 Lenders and Commitments 70 Schedule 2 Drawdown Notice 71 Schedule 3 Condition Precedent Documents 72 Part A 72 Part B 73 Part C 74 Schedule 4 Transfer Certificate 75 Schedule 5 Mandatory Cost 78 Schedule 6 Form of Certificate of Compliance 81 Execution Execution Page 8483

THIS AGREEMENT is made on 23 October 2008 (as amended and supplemented by a supplemental letter dated 30 January 2017 and amended and restated on [] 31 March 2017) PARTIES (1) EURONAV NV, a company incorporated in Belgium whose registered office is at De Gerlachekaai 20, B-2000 Antwerp 1, Belgium (the "Borrower") (2) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments), as Lenders (3) THE BANK OF NOVA SCOTIA, as Agent; and (4) THE BANK OF NOVA SCOTIA, as Security Trustee. BACKGROUND The Lenders have agreed to make available to the Original Borrower a facility of up to $76,000,000 for the purpose of part financing the purchase price of the Ship constructed by the Builder. The Borrower has purchased the Ship from the Original Borrower as the borrower under this Agreement. IT IS AGREED as follows: 1 INTERPRETATION 1.1 Definitions Subject to Clause 1.5 (General Interpretation), in this Agreement: "Account Bank" means Scotiabank Europe plc acting through its office ie 201 Bishopsgate, 6th floor. London EC2M 3NS, England. "Account Security Deed" means a deed creating security in respect of the Earnings Account in the Agreed Form. "Advance" means the principal amount of each borrowing by the Borrower under this Agreement. "Agency and Trust Agreement" means the agency and trust agreement dated the same date as this Agreement and made between the same parties. "Agent" means The Bank of Nova Scotia, a company registered in Canada and acting in such capacity through its office at ise201 Bishopseate, ie6th Floor. London EC2M 3NS, England, or any successor of it appointed under clause 5 of the Agency and Trust Agreement. "Agreed Form" means in relation to any document, that document in the form approved in writing by the Agent (acting with the instructions of all the Lenders) and mutually agreed with the Borrower or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document. "Anti-Corruption Laws" means the England and Wales Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other applicable anti-corruption legislation in any other jurisdictions.

"Approved Flag" means Greek flag or such other flag as the Agent (acting with the authorisation of all the Lenders) may approve as the flag on which the Ship shall be registered at delivery. "Approved Manager" means [Euronav Ship Management (Hellas) Ltd.] or any of its subsidiaries or any other company incorporated by the Borrower with the prior written consent of the Agent (acting with the authorisations of the Majority Lenders) not to be unreasonably withheld or delayed. "Availability Period" means the period commencing on the date of this Agreement and ending on: (a) the Final Availability Date; or (b) if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated. "Bail-ln Action" means the exercise of any Write-down and Conversion Powers. Bl-llai "Bail-ln Legislation" means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-ln Legislation Schedule from time to time iellla oeil ll "Builder" means Samsung Heavy Industries Co., Ltd., a company incorporated in the Republic of Korea whose registered office is at Samsung Life Insurance Seocho Tower 1321-15, Seocho- Dong, Seocho-Gu, Seoul, Korea. "Business Day" means a day on which banks are open in London, sselsAntwerp, Dublin and in respect of a day on which a payment is required to be made under a Finance Document, also in New York City. "Change of Control" means, if 2 or more persons acting in concert or any individual person in each case other than the Permitted Holders: (a) acquires legally and/or beneficially, and either directly or indirectly, in excess of 50 per cent, of the issued share capital or voting rights of the Borrower: or (b) has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Borrower. "Charter" means any time charter in respect of the Ship iiil(Charter Top-Up Amount)for a period of not less than three years and on terms (including rates), and to a charterer, in each case acceptable to the Lenders in their absolute discretion. "Charter Assignment" means an assignment of any Charter and any supporting guarantee for the Charter (if any) in the Agreed Form.

"Code" means the US Internal Revenue Code of 1986. "Commitment" means, in relation to a Lender, the amount set opposite its name in Schedule 1 (Lenders and Commitments), or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement. "Contract Price" means the contract price paid by the Original Borrower to the Builder under the Shipbuilding Contract which, as of 23 October 2008 was $95,830,000. "Contractual Currency" has the meaning given in Clause 22.4 (Currency indemnity). "Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender. "Creditor Party" means the Agent, the Security Trustee or any Lender, whether as at the date of this Agreement or at any later time. "Delivery Date" means the date on which the Ship was delivered to, and accepted by, the Original Borrower under the Shipbuilding Contract. "Dollars" and "$" means the lawful currency for the time being of the United States of America. "Drawdown Date" means, in relation to each Advance, the date requested by the Borrower for the Advance to be made, or (as the context requires) the date on which the Advance is actually made. "Drawdown Notice" means a notice in the form set out in Schedule 2 (Drawdown Notice) (or in any other form which the Agent approves or reasonably requires). "Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Trustee and which arise out of the use or operation of the Ship, including (but not limited to): (a) except to the extent that they fall within paragraph (b); (i) all freight, hire and passage moneys; (ii) compensation payable to the Borrower or the Security Trustee in the event of requisition of the Ship for hire; (iii) remuneration for salvage and towage services; (iv) demurrage and detention moneys; (v) damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship; and (vi) all moneys which are at any time payable under any Insurances in respect of any loss; and

(b) if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship. "Earnings Account" means an account in the name of the Borrower with the Account Bank in London designated "[] EURONAV - Earnings Account", or any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank) which is designated by the Agent as the Earnings Account for the purposes of this Agreement. "Environmental Claim" means: (a) any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or (b) any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident, and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset. "Environmental Incident" means: (a) any release of Environmentally Sensitive Material from the Ship; or (b) any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or reasonably likely to be arrested, attached, detained or injuncted and/or the Ship and/or the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or reasonably likely to be arrested and/or where the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action. "Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material. "Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous; "EU Bail-ln Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time. "Event of Default" means any of the events or circumstances described in Clause 20.1 (Events of Default).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(l)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; (b) in relation to a "withholdable payment" described in section 1473(l)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or (c) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Fee Letter" means any letter or letters between the Agent and the Borrower setting out any of the fees referred to in Clause 21 (Fees and Expenses). "Final Availability Date" means: (a) 26 February 2012; or (b) in the event of arbitration proceedings in connection with the Shipbuilding Contract, with the prior consent of the Agent (with the authorisation of the Majority Lenders) which is not to be unreasonably withheld or delayed, the day falling 365 days after the commencement of such arbitration (if later than 26 February 2012); or (c) such later date as the Agent (with the authorisation of the Majority Lenders) may agree in writing. "Finance Documents" means:

(a) this Agreement; (b) the Agency and Trust Agreement; (c) the General Assignment; (d) the Charter Assignment (if any); (e) the Mortgage; (f) the Account Security Deed; (g) the Fee Letter; (h) any Transfer Certificate; (i) any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement and/or any of the other documents referred to in this definition; and (j) any other document designated as such by the Agent and the Borrower. "Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor: (a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor; (b) under any loan stock, bond, note or other security issued by the debtor; (c) under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor; (d) under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor; (e) under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or (f) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person. "General Assignment" means a general assignment of the Earnings, the Insurances and any Requisition Compensation in the Agreed Form. "Group" means the Borrower and each of its Subsidiaries. "Holding Company" means in relation to a person, any other person in respect of which it is a Subsidiary. "IFRS" means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements.

"Insurances" means: (a) all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to her; and (b) all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium. "Interest Period" means a period determined in accordance with Clause 6 (Interest Periods). "ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code). "ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time. "ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code. "Lender" means a bank or financial institution listed in Schedule 1 (Lenders and Commitments) and acting through its branch indicated in Schedule 1 (Lenders and Commitments) (or through another branch notified to the Borrower under Clause 28.14 (Change of lending office) or its transferee, successor or assign, which in each case has not ceased to be a party in accordance with the terms of this Agreement. "LIBOR" means, in relation to the Loan or any part of the Loan: (a) the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or (b) as otherwise determined pursuant to Clause 5.6 (Absence of quotations by Reference Banks), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero. "Loan" means a loan made or to be made under this Agreement or the principal amount for the time being outstanding under this Agreement. "Loan Amount A" "Major Casualty" means any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible exceeds $5,000,000 or the equivalent in any other currency. "Majority Lenders" means: (a) before any Advance has been made, Lender or Lenders whose Commitments total more than 66.66 per cent, of the Total Commitments; and (b) at any other time, Lender or Lenders whose Contributions in the Loan outstanding total more than 66.66 per cent, of all the Loan then outstanding.

"Mandatory Cost" means the percentage rate, which represents the cost to the Lenders, relative to the Loan, of compliance with the requirements of the Bank of England, the Financial Services Authority or any other regulatory authority, as determined by the Agent in accordance with the formula detailed in Schedule 5 (Mandatory Cost). "Margin" means: 1.95 per cent, per annum. "Market Disruption Event" has the meaning given to that term in paragraph 5(b) of Clause 5.7 (Market disruption). "Market Value" means the market value of the Ship as determined in accordance with Clause 16.3 (Valuation of Ship). "Maturity Date" means: the date falling 8 years after the Delivery Date or. if earlier. 26 February 2020. "Mortgage" means the first preferred Greek ship mortgage or the first priority statutory ship mortgage or first preferred ship mortgage and, if applicable, collateral deed of covenant in the form appropriate for the flag of the Ship in the event that the Approved Flag is not Greek flag in the Agreed Form. "Negotiation Period" has the meaning given in Clause 5.9 (Negotiation of alternative rate of interest). "Notifying Lender" has the meaning given in Clause 25.1 (Illegality) or Clause 26.1 (increased costs) as the context requires. "Original Borrower" means Fiorano Shipholding Limited, a company incorporated in Hong Kong whose registered office is at Room 33062503-05, 32nd 25th Floor, Harcourt House. Tower TwoNo.39 Gloucester Road. No 89 eeWanchai, Hong Kong. "Party" means a party to this Agreement. "Payment Currency" has the meaning given in Clause 22.4 (Currency indemnity). "Permitted Security Interests" means: (a) Security Interests created by the Finance Documents;

(b) liens for unpaid master's and crew's wages in accordance with usual maritime practice; (c) liens for salvage; (d) liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to the Ship not prohibited by this Agreement; (e) liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship or in the ordinary course of business of the Borrower, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to paragraph (f) of Clause 15.12 (Restrictions on chartering, appointment of managers etc.); (f) any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and (g) Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made. "Pertinent Document" means: (a) any Finance Document; (b) any policy or contract of insurance contemplated by or referred to in Clause 14 (Insurance) or any other provision of this Agreement or another Finance Document; (c) any other document contemplated by or referred to in any Finance Document; and (d) any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c). "Permitted Holders" means each of Saverco and Victrix (and (in each case) any parallel vehicle thereof and their respective alternative investment vehicles) and their affiliates. "Pertinent Jurisdiction", in relation to a company, means: (a) England and Wales; (b) the country under the laws of which the company is incorporated or formed; (c) a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised; (d) a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax; (e) a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f) a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above. "Pertinent Matter" means: (a) any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or (b) any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a); and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing. "Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a reasonable determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default. "Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period. "Reference Banks" means, subject to Clause 28.16 (Replacement of Reference Bank), the London, Dublin or Toronto (as the case may be) branches of each of the Lenders or such other banks as may be appointed by the Agent in consultation with the Borrower. "Relevant Interbank Market" means the London Interbank Market. "Relevant Person" has the meaning given in Clause 20.9 (Relevant Persons). "Repayment Date" means a date on which a repayment is required to be made under Clause 8 (Repayment and Prepayment). "Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss". "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. "Restricted Party" means a person: (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country; or (c) that is directly or indirectly owned or controlled by a person referred to in paragraph (a) and/or (b) above; or (d) with which any member of the Group is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws;

"Sanctions Authority" means the Norwegian State, the United Nations, the United Kingdom, the European Union, the member states of the European Union, the United States of America and Canada and any authority acting on behalf of any of them in connection with Sanctions Laws. "Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority. "Saverco" means Saverco NV, a company incorporated in Belgium whose registered office is at de Gerlachekaai 20, B-2000 Antwerp. Belgium. "Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority as amended, revised, supplemented or substituted from time to time. "Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. "Secured Liabilities" means all monies from time to time due or owing, and all obligations and other actual or contingent liabilities incurred by the Borrower, the Security Parties or any of them to any Creditor Party, at the date of this Agreement or at any later time or times, in whatever currency, whether due, owing or incurred alone or jointly with others or as principal, surety or otherwise under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country. "Security Interest" means: (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind; (b) the security rights of a plaintiff under an action in rem; and (c) any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution. "Security Party" means any e person (except the Borrower or a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the definition of "Finance Documents". "Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties and the Creditor Parties that:

(a) all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents have been paid; (b) no amount is owing or has accrued (without yet having become due for payment) under any Finance Document; (c) neither the Borrower nor any Security Party has any future or contingent liability under Clause 21 (Fees and Expenses), 22 (Indemnities) or 23 (No Set-off or Tax Deduction) or any other provision of this Agreement or another Finance Document; and (d) the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document. "Security Trustee" means The Bank of Nova Scotia, a company incorporated in Canada and acting in such capacity through its office at i201 Bishopseate, Square6th Floor, London EC2M 3NS, England or any successor of it is appointed under clause 5 of the Agency and Trust Agreement. "Servicing Bank" means the Agent or the Security Trustee. "Ship" means the Suezmax tanker with hull no. 1893 of 8, 157,648.1 dwt, named m.v. "CAPTAIN MICHAEL" registered in the name of the Borrower under an Approved Flag. "Shipbuilding Contract" means the Shipbuilding Contract dated 25 July 2008 made between the Builder and the Original Borrower for the construction by the Builder of the Ship and its purchase by the Borrower as supplemented and amended from time to time. "Specified Time" means a day or time determined as follows: LIBOR is fixed Quotation Day as of 11:00 am London time Reference Bank Rate calculated by reference to Noon on the Quotation Day available quotations in accordance with Clause 5.6 (Absence of quotations by Reference Banks) "Total Commitments" means the aggregate of the Commitments of all the Lenders being the Loan ilse (Charter Top Up Amount), -. "Total Loss" means: (a) actual, constructive, compromised, agreed or arranged total loss of the Ship; (b) any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 3 months redelivered to the Borrower's full control; and

(c) any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 3 months redelivered to the Borrower's full control. "Total Loss Date" means: (a) in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of; (b) in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of: (i) the date on which a notice of abandonment is given to the insurers; and (ii) the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and (c) in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred. "Transfer Certificate" has the meaning given in Clause 28.2 (Transfer by a Lender). "Trust Property" has the meaning given in clause 3.1 of the Agency and Trust Agreement. "VAT" means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. "Victrix" means Victrix NV, a company incorporated in Belgium whose registered office is at Le Grellelei 20, 2600 Berchem, Belgium. "Write-down and Conversion Powers" means: (a) in relation to any Bail-ln Legislation described in the EU Bail-ln Legislation Schedule from time to time, the powers described as such in relation to that Bail-ln Legislation in the EU Bail-ln Legislation Schedule ; and (b) in relation to any other applicable Bail-ln Legislation: (i) any powers under that Bail-ln Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-ln Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-ln Legislation.

1.2 Construction of certain terms In this Agreement: "administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator. "approved" means, for the purposes of Clause 14 (Insurance), approved in writing by the Agent; "asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment. "company" includes any partnership, joint venture and unincorporated association. "consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation. "contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained. "continuing" means, in relation to any Event of Default, the Event of Default has not been remedied to the satisfaction of, or waived by the Majority Lenders. "document" includes a deed; also a letter or fax. "excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims. "expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax. "law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council. "legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation. "liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise. "months" shall be construed in accordance with Clause 1.3 (Meaning of "month"). "obligatory insurances" means all insurances effected, or which the Borrower is obliged to effect, under Clause 14 (Insurance) or any other provision of this Agreement or another Finance Document. "parent company" has the meaning given in Clause 1.4 (Meaning of "subsidiary"). "person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation.

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms. "protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision. "regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation. "subsidiary" has the meaning given in Clause 1.4 (Meaning of "subsidiary"). "tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine. "war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time Clauses (Hulls)(l/ll/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83). 1.3 Meaning of "month" A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but: (a) on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or (b) on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly. 1.4 Meaning of "subsidiary" A company (S) is a subsidiary of another company (P) if: (a) a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or (b) P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or (c) P has the direct or indirect power to appoint or remove a majority of the directors of S; or (d) P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S. 1.5 General Interpretation In this Agreement: (a) references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise; (b) references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise; (c) words denoting the singular number shall include the plural and vice versa; and (d) Clauses 1.1 (Definitions) to 1.5 (General Interpretation) apply unless the contrary intention appears. 1.6 Headings In interpreting a Finance Document or any provision of a Finance Document, all clause, sub- clause and other headings in that and any other Finance Document shall be entirely disregarded. 2 FACILITY 2.1 Amount of facility Subject to l(Charter Top Up Amount) the other provisions of this Agreement, the Lenders shall make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments to enable the Borrower to finance its acquisition of the Ship by 5 Advances as follows: (a) a first Advance of up to $14,250,000 to enable the Borrower to refinance the first pre-delivery instalment of the Contract Price under the Shipbuilding Contract paid to the Builder upon signing of the Shipbuilding Contract; (b) a second Advance of up to $7,125,000 to enable the Borrower to meet the second pre-delivery instalment of the Contract Price under the Shipbuilding Contract to be paid to the Builder on the date falling 12 calendar months after the date of the Shipbuilding Contract; (c) a third Advance of up to $7,125,000 to enable the Borrower to meet the third pre-delivery instalment of the Contract Price under the Shipbuilding Contract to be paid to the Builder upon keel laying; (d) a fourth Advance of up to $7,125,000 to enable the Borrower to meet the fourth pre-delivery instalment of the Contract Price under the Shipbuilding Contract to be paid to the Builder upon launching; (e) a fifth Advance of up to $35,625,000 to enable the Borrower to meet the final instalment of the Contract Price under the Shipbuilding Contract to be paid to the Builder upon delivery of the Ship. 2.2 Transfer of Loan The Loan was transferred from the Original Borrower to the Borrower pursuant to an agreement dated [] the same date as this Agreement was amended and restated and entered into between the Original Borrower and the Borrower. This transfer was approved by the Creditor Parties.

2.3 Lenders' participations in Loan Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments. No Creditor Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 2.4 Purpose of Loan The Borrower undertakes with each Creditor Party to use each Advance only for the purpose stated in the preamble to this Agreement. 3 POSITION OF THE LENDERS 3.1 Interests of Lenders several The rights of the Lenders under this Agreement are several. 3.2 Individual Lender's right of action Subject to 3.3 (Proceedings by individual Lender requiring Majority Lender consent), each Lender shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement without joining the Agent, the Security Trustee or any other Lender as additional parties in the proceedings. 3.3 Proceedings by individual Lender requiring Majority Lender consent No Lender may commence proceedings against the Borrower or any Security Party in connection with a Finance Document without the prior consent of the Majority Lenders.

3.4 Obligations of Lenders several The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in: (a) the obligations of the other Lenders being increased; nor (b) the Borrower, any Security Party or any other Lender being discharged (in whole or in part) from its obligations under any Finance Document, and in no circumstances shall a Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement. 4 DRAWDOWN 4.1 Request for Advance Subject to the following conditions, the Original Borrower requested an Advance to be made by ensuring that the Agent received a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date or such shorter period as the Agent and the Borrower mutually agreed. 4.2 Availability The conditions referred to in Clause 4.1 (Request for Advance) were that: (a) a Drawdown Date had to be a Business Day within the Availability Period (b) the amount of the Advance requested complied with Clause 2.1 (Amount of facility); (c) each Advance in relation to the Loan should not exceed 75 per cent, of the amount of the instalment under the Shipbuilding Contract which was being financed by that Advance; (d) the aggregate amount of the Advances should not exceed the Total Commitments; (e) (f)the proposed Interest Period complied with Clause 6 (Interest Periods); and (f) (g)the conditions set out in Clause 9.1 (Documents, fees and no default) were met. 4.3 Notification to Lenders of receipt of a Drawdown Notice The Agent must have promptly notified the Lenders that it had received a Drawdown Notice and must have informed each Lender of: (a) the amount of the Advance and the Drawdown Date; (b) the amount of that Lender's participation in the Advance; and (c) the duration of the first Interest Period.

4.4 Drawdown Notice irrevocable A Drawdown Notice must have been signed by a director or officer or an authorised person of the Original Borrower; and once served, a Drawdown Notice could not be revoked without the prior consent of the Agent, acting on the authorisation of the Majority Lenders. 4.5 Lenders to make available Contributions Subject to the provisions of this Agreement, and in particular Clause 9 (Conditions Precedent), each Lender, on and with value on each Drawdown Date, made available to the Agent for the account of the Original Borrower the amount due from that Lender on that Drawdown Date under Clause 2.2. 4.6 Disbursement of Advance Subject to the provisions of this Agreement, the Agent on each Drawdown Date paid to the Original Borrower the amounts which the Agent received from the Lenders under Clause 4.5 (Lenders to make available Contributions); and that payment to the Original Borrower was made: (a) to the account of the Builder which the Original Borrower specified in the Drawdown Notice; and (b) in the like funds as the Agent received the payments from the Lenders. 4.7 Disbursement of Advance to third party The payment by the Agent under Clause 4.6 (Disbursement of Advance) to the Builder constituted the making of the Advance and the Original Borrower at that time and the Borrower from the date of this amended and restated Agreement became indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution. 4.8 Cancellation of Total Commitments The Any undrawn portion of the Total Commitments shall have been immediately cancelled at the end of the Availability Period. 5 INTEREST 5.1 Payment of normal interest Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period. 5.2 Normal rate of interest Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of: (a) the Margin; (b) the Mandatory Cost, if any; and (c) LIBOR for that Interest Period.

5.3 Payment of accrued interest In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period. 5.4 Notification of Interest Periods and rates of normal interest The Agent shall notify the Borrower and each Lender of: (a) each rate of interest; and (b) the duration of each Interest Period, as soon as reasonably practicable after each is determined. 5.5 Obligation of Reference Banks to quote A Lender which is a Reference Bank shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement. 5.6 Absence of quotations by Reference Banks If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if 2 or more of the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5 (Interest). 5.7 Market disruption (a) If a Market Disruption Event occurs in relation to an Advance for any Interest Period, then the rate of interest on each Lender's share of that Advance for the Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Advance. (b) In this Agreement "Market Disruption Event" means: (i) at or about noon on the Quotation Date for the relevant Interest Period the Thomson Reuters BBA Page LIBOR 01 or LIBOR 02 is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars for the relevant Interest Period; or (ii) before close of business in London on the Quotation Date for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders that the cost to it or them obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

5.8 Notification of market disruption The Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.7 (Market disruption) which have caused its notice to be given. 5.9 Negotiation of alternative rate of interest If the Agent's notice under Clause 5.8 (Notification of market disruption) is served after an Advance is made, the Borrower, the Agent and the Lenders shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (Notification of market disruption) (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders to fund or continue to fund their or its Contribution during the Interest Period concerned. 5.10 Application of agreed alternative rate of interest Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed. 5.11 Alternative rate of interest in absence of agreement If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender, set an interest period and interest rate representing the cost of funding of the Lenders in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 5.11 (Alternative rate of interest in absence of agreement) shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent. 5.12 Notice of prepayment If the Borrower does not agree with an interest rate set by the Agent under Clause 5.11 (Alternative rate of interest in absence of agreement), the Borrower may give the Agent not less than 15 Business Days' notice of its intention to prepay at the end of the interest period set by the Agent. 5.13 Prepayment; termination of Commitments A notice under Clause 5.12 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrower's notice of intended prepayment; and: (a) on the date on which the Agent serves that notice, the Total Commitments shall be cancelled; and (b) on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the Loan together with accrued interest thereon at the applicable rate plus the Margin. 5.14 Application of prepayment The provisions of Clause 8 (Repayment and Prepayment) shall apply in relation to the prepayment made pursuant to Clause 5.12 (Notice of prepayment).

6 INTEREST PERIODS 6.1 Commencement of Interest Periods The first Interest Period applicable to an Advance shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period. 6.2 Duration of normal Interest Periods Subject to Clauses 6.3 (Duration of Interest Periods for repayment instalments) and 6.4 (Non- availability of matching deposits for Interest Period selected), each Interest Period shall be: (a) 3 or 6 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or (b) in the case of the first Interest Period applicable to the second and any subsequent Advance, a period ending on the last day of the Interest Period applicable to the first Advance then current, whereupon all of the Advances shall be consolidated and treated as a single Advance; (c) 3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or (d) such other period as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrower. 6.3 Duration of Interest Periods for repayment instalments In respect of an amount due to be repaid under Clause 8 (Repayment and Prepayment) on a particular Repayment Date, an Interest Period shall end on that Repayment Date. 6.4 Non-availability of matching deposits for Interest Period selected If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months. 7 DEFAULT INTEREST 7.1 Payment of default interest on overdue amounts The Borrower shall pay interest in accordance with the following provisions of this Clause7 (Default Interest) on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is: (a) the date on which the Finance Documents provide that such amount is due for payment; or (b) if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or (c) if such amount has become immediately due and payable under Clause 20.4 (Acceleration of Loan), the date on which it became immediately due and payable.

7.2 Default rate of interest Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 1 per cent, above: (a) in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 7.3 (Calculation of default rate of interest); or (b) in the case of any other overdue amount, the rate set out at paragraph (b) of Clause 7.3 (Calculation of default rate of interest). 7.3 Calculation of default rate of interest The rates referred to in Clause 7.2 (Default rate of interest) are: (a) the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period); (b) the Margin and the Mandatory Cost, if any, plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time: (i) LIBOR; or (ii) if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine. 7.4 Notification of interest periods and default rates The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 7.3 (Calculation of default rate of interest) and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent's notification. 7.5 Payment of accrued default interest Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due. 7.6 Compounding of default interest Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded. 8 REPAYMENT AND PREPAYMENT 8.1 Amount of repayment instalments Loan Amount

The Borrower shall repay the Loan by 12 equal consecutive quarterly instalments of $1,062,500 each together with a balloon instalment of $14,000,000 or equal to the remaining amount of the Loan payable simultaneously with the final instalment. 8.2 Repayment Dates The first repayment instalment ieai ae ae- will be repaid on lts fteli 30 April 2017 and the last repayment instalment together with the balloon instalment is to be repaid i ie on the Maturity Date 8.3 Maturity Date On the Maturity Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document. 8.4 Voluntary prepayment Subject to the following conditions, the Borrower may, without penalty, prepay the whole or any part of the Loan on the last day of an Interest Period for that Advance. 8.5 Conditions for voluntary prepayment The conditions referred to in Clause 8.4 (Voluntary prepayment) are that: (a) a partial prepayment shall be $500,000 or a multiple of $500,000 or such other amount agreed by the Agent; (b) the Agent has received from the Borrower at least 5 Business Days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and (c) the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with. 8.6 Effect of notice of prepayment A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.7 Notification of notice of prepayment The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under paragraph (c) of Clause 8.5 (Conditions for voluntary prepayment). 8.8 Mandatory prepayment on sale or Total Loss The Borrower shall be obliged to prepay the whole of the Loan: (a) if the Ship is sold, on or before the date on which such sale is completed by delivery of the Ship to the buyer Provided that the Borrower shall not be required to prepay the Loan if the Ship is sold to a Subsidiary of the Borrower pursuant to the proviso to Clause 12.3 (No disposal of assets); or (b) if the Ship becomes a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.: or (c) if there is a Change of Control, the Borrower shall be obliged to prepay the Loan in full and the Commitments shall terminate not later than 60 days following the occurrence of the Change of Control. 8.9 Amounts payable on prepayment A prepayment shall be made together with accrued interest (and any other amount payable under Clause 22 (Indemnities) or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under paragraph (b) of Clause 22.1 (Indemnities regarding borrowing and repayment of Loan) but without premium or penalty. les se ie a (Mandatory prepayment on termination or expiry of the Charter), anll e aie - 8.10 8Application of partial prepayment Each partial prepayment shall be applied first against the balloon and then against the repayment instalments specified in Clause 8.1 (Amount of repayment instalments) in inverse order of maturity. 8.11 8.13No reborrowing No amount prepaid may be reborrowed.

9 CONDITIONS PRECEDENT 9.1 Documents, fees and no default Each Lender's obligation to contribute to an Advance was subject to the following conditions precedent: (a) that, on or before the service of the first Drawdown Notice, the Agent received the documents described in Part A of Schedule 3 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers; (b) that, on or before the first Drawdown Date for, but prior to the making of, an Advance (other than the final Advance), the Agent received or was satisfied that it would receive on the making of such Advance the documents described in Part B of schedules (Condition Precedent Documents) in form and substance satisfactory to it and its lawyers; (c) that before the final Drawdown Date for, but prior to the making of, the final Advance, the Agent received or was satisfied that it would receive on the making of such Advance the documents described in Part C of Schedule 3 (Condition Precedent Documents) in form and substance satisfactory to it and its lawyers; (d) that, on or before the service of the first Drawdown Notice, the Agent received the arrangement fee referred to in Clause 21.1 (Arrangement and commitment fees), all accrued commitment fees payable pursuant to Clause 21.1 (Arrangement and commitment fees) and had received payment of the expenses referred to in Clause 21.2 (Costs of negotiation, preparation etc.); and (e) that both at the date of each Drawdown Notice and at each Drawdown Date: (i) no Event of Default or Potential Event of Default had occurred or would result from the borrowing of the Loan; (ii) the representations and warranties in Clause 10 (Representations and Warranties) and those of the Borrower or any Security Party which were set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and (iii) none of the circumstances contemplated by Clause 5.7 (Market disruption) had occurred or was continuing; and (f) that, if the ratio set out in Clause 16.1 (Minimum required security cover) was applied immediately following the making of the Advance, the Original Borrower would not have been obliged to provide additional security or prepay part of the Loan under that Clause; and (g) that the Agent had received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the Drawdown Date. 9.2 Waiver of conditions precedent If the Majority Lenders, at their discretion, were to permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 (Documents, fees and no default) were satisfied, the Original Borrower had to ensure that those conditions were satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, have specified).

10 REPRESENTATIONS AND WARRANTIES 10.1 General The Borrower represents and warrants to each Creditor Party on the date of this amended and restated Agreement as follows. 10.2 Status The Borrower is duly incorporated and validly existing and in good standing under the laws of Belgium. 10.3 Corporate power The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it: (a) to execute the Finance Documents to which it is a party; and (b) to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents. 10.4 Consents in force All the consents referred to in Clause 10.3 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation. 10.5 Legal validity; effective Security Interests The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents): (a) constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and (b) create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate, subject to any relevant insolvency laws affecting creditors' rights generally. 10.6 No third party Security Interests Without limiting the generality of Clause 10.5 (Legal validity; effective Security Interests), at the time of the execution and delivery of each Finance Document: (a) the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and (b) no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates. 10.7 No conflicts The execution by the Borrower of each Finance Document, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document will not involve or lead to a contravention of:

(a) any law or regulation; or (b) the constitutional documents of the Borrower; or (c) any contractual or other obligation or restriction which is binding on the Borrower or any of its assets. 10.8 Governing law and enforcement (a) The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. (b) Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation. 10.9 No withholding taxes All payments which the Borrower is liable to make under the Finance Documents must be made without any Tax Deduction payable under any law of any Pertinent Jurisdiction. 10.10 No default No Event of Default or Potential Event of Default has occurred. 10.11 Information All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 12.5 (Information provided to be accurate); all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 12.7 (Form of financial statements); and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts. 10.12 No litigation No legal or administrative action involving the Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrower's financial position or profitability. 10.13 Compliance with certain undertakings At the date of this amended and restated Agreement, the Borrower is in compliance with Clauses 12.2 (Title; negative pledge), 12.4 (No other liabilities or obligations to be incurred), 12.9 (Consents) and 12.12 (Principal place of business). 10.14 Taxes paid The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower, its business or the Ship. 10.15 ISM Code and ISPS Code compliance All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Manager and the Ship have been complied with or shall be complied with as from the delivery of the Ship to the Borrower under the Shipbuilding Contract.

10.16 No money laundering Without prejudice to the generality of Clause 2.4 (Purpose of Loan), in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive 2005/60/EC of the European Parliament and of the Council of the European Union of 26 October 2005). 10.17 Anti-Corruption Laws The Borrower has conducted its business in compliance with all applicable Anti-Corruption Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 10.18 Sanctions Each Relevant Person has been and is in compliance with all Sanctions Laws and no Relevant Person: (a) is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or (b) has received formal notice in writing of any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws. 11 FINANCIAL COVENANTS 11.1 Financial Covenants The Borrower will ensure that the consolidated financial position of the Borrower and its subsidiaries shall at all times during the Security Period be such that: (a) Current Assets exceed Current Liabilities; (b) Free Liquid Assets are not less than the higher of: (i) $20,000,000; and (ii) 3 per cent, of Total Indebtedness; and (c) the ratio of Stockholders' Equity to Total Assets is not less than 25 30 per cent. In this Clause 11.1 (Financial Covenants): "Current Assets" means, at any date of determination under this Agreement, the amount of the current assets of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet, but always including undrawn credit lines and revolving credits; "Current Liabilities" means, at any date of determination under this Agreement, the amount of the current liabilities of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet;

"Free Liquid Assets" means, at any date of determination under this Agreement, the aggregate amount of cash and cash equivalents of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet but excluding any of those assets subject to a Security Interest (other than a Security Interest in favour of the Security Trustee pursuant to this Agreement) at any time; "Latest Balance Sheet" means, at any date, the consolidated balance sheet of the Borrower and its subsidiaries most recently delivered to the Agent pursuant to Clause 11.3 and/or most recently made publicly available; "Stockholders' Equity" means, at any date of determination under this Agreement, the amount of the capital and reserves of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; "Total Assets" means, at any date of determination under this Agreement, the amount of the total assets of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; and "Total Indebtedness" means, at any date of determination under this Agreement, the amount of long-term loans (including finance leases, banks loans and other long-term loans) and short- term loans of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet. 11.2 Change of accounting period The Borrower shall not change its fiscal year end date. 12 GENERAL UNDERTAKINGS 12.1 General The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 12 (General Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such consent not to be unreasonably withheld or delayed in the case of Clause 12.12 (Principal place of business). 12.2 Title; negative pledge e eil The Borrower will hold the legal title to, and own the entire beneficial interest in the Ship, the Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; or. 12.3 No disposal of assets The Borrower will not transfer, lease or otherwise dispose of: all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except for those in the ordinary course of business and for fair market value payable in cash upon completion of such transaction: or, with the exception of any charter of the Ship as to which clause 15.13 (Time and consecutive voyage charters in excess of 36 months) applies.

Provided that the Borrower may sell the Ship to another subsidiary of the Borrower subject to the following conditions: (i) there is no Event of Default or Potential Event of Default which is continuing; (ii) the new owning company and the jurisdiction of incorporation being acceptable to the Lenders; (iii) the Borrower and the Security Parties entering into such amendments to this Agreement and the other Finance Documents as may be required by the Lenders in order to document the change of ownership; (iv) the new owning company entering into such other security documents which are required by the Lenders so as to maintain the same security for the Lenders on the transfer of ownership; and (v) the new owner shall pay to the Agent on demand all expenses (including but not limited to legal expenses) relating to the said documentation. 12.4 No other liabilities or obligations to be incurred The Borrower shall not, without the prior consent of the Majority Lenders, incur any Financial Indebtedness or grant any guarantee in respect of Financial Indebtedness if. as a result of incurring that Financial Indebtedness or incurring the contingent liability under that guarantee (as assessed in accordance with IFRS), an Event of Default would occur, or one or more of the financial covenants in respect of the Borrower set out in Clause 11.1 (financial covenants) would be breached, on the date of such incurrence 12.5 Information provided to be accurate All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration. 12.6 Provision of financial statements The Borrower will send to the Agent: (a) as soon as possible, but in no event later than 180 120 days after the end of each financial year of the Borrower from and including the financial year ending 31 December 2016, the audited consolidated accounts of the Group and audited individual accounts of the Borrower ii;and (b) as soon as possible, but in no event later than 75 days after the end of each financial half-year of the Borrower (which half year end shall, for the avoidance of doubt, occur annually), the audited consolidated balance sheet of the Group certified as to its correctness by the chief financial officer of the Borrower and the audited individual balance sheet of the Borrower certified as to its correctness by an officer or director of the Borrower: (c) as soon as possible, but in no event later than 60 days after the end of each financial quarter of the Borrower and provided that these documents have not been published on the Borrower's website or sent to the Lenders in the form of a press release, unaudited consolidated income statements of the Group certified as to their correctness by the chief financial officer of the Borrower, and unaudited individual income statements of the Borrower certified as to their correctness by an officer or director of the Borrower: (d) as soon as possible, but not later than 120 days after the end of each financial year of the Borrower, a financial projection for the Borrower and the Group for the next 3 years in a format which is acceptable to the Agent: and (e) together with the annual audited consolidated accounts and with each balance sheet of the Group referred to in paragraphs (a) and (b), a compliance certificate (together with supporting schedules, if any) signed by the chief financial officer of the Borrower in the form attached as Schedule 6 (Form of Certificate of Compliance) (or in any other format which the Agent may approve and with such other information as the Agent may require) evidencing compliance with the financial undertakings in Clause 11.1 (Financial Covenants) and also listing the Market Value of the Shin. 12.7 Form of financial statements All accounts (audited and unaudited) delivered under Clause 12.6 (Provision of financial statements) will: (a) be prepared in accordance with all applicable laws and IFRS consistently applied; (b) fairly represent the financial condition of the Borrower and its subsidiaries at the date of those accounts and of its profit for the period to which those accounts relate; and (c) fully disclose or provide for all significant liabilities of the Borrower and its subsidiaries (or the Borrower, as the case may be). 12.8 Creditor notices The Borrower will send the Agent, at the same time as they are despatched, copies of all material communications which are despatched to the whole or any class of the Borrower's shareholders or to the Borrower's creditors or any class of them. 12.9 Consents The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required: (a) for the Borrower to perform its obligations under any Finance Document; (b) for the validity or enforceability of any Finance Document; and (c) for the Borrower to continue to own and operate the Ship, and the Borrower will comply with the terms of all such consents.

12.10 Maintenance of Security Interests The Borrower will: (a) at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and (b) without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates. 12.11 Notification of litigation The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party, the Approved Manager or the Ship, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document. 12.12 Principal place of business e lii ilaeeeiil liiesu ille o ieli The Borrower will notify the Agent if it has a place of business in any jurisdiction which would require a Finance Document to which it is a party to be registered, filed or recorded with any court or authority in that jurisdiction or if the centre of its main interests changes. 12.13 Confirmation of no default The Borrower will, within 5 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of the Borrower and which: (a) states that no Event of Default or Potential Event of Default has occurred; or (b) states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given. The Agent may serve requests under this Clause 12.13 (Confirmation of no defaultNo Default) from time to time but only if reasonably asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent, of the Loan or (if the Loan has not been made) Commitments exceeding 10 per cent of the Total Commitments; and this Clause 12.13 (Confirmation of no defaultNo Default) does not affect the Borrower's obligations under Clause 12.14 (Notification of default). 12.14 Notification of default The Borrower will notify the Agent as soon as the Borrower becomes aware of: (a) the occurrence of an Event of Default or a Potential Event of Default; or

(b) any matter which indicates that an Event of Default or a Potential Event of Default may have occurred; and will keep the Agent fully up-to-date with all developments. 12.15 Provision of further information (a) The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating: (i) to the Borrower, the Ship, the Earnings or the Insurances; or (ii) to any other matter relevant to, or to any provision of, a Finance Document, which may reasonably be requested by the Agent, the Security Trustee or any Lender at any time. (b) The Borrower shall supply to the Agent, promptly upon becoming aware of them, the details of any claim, action, suit, proceeding or investigation with respect to Sanctions Laws against it, any of its direct or indirect owners, subsidiaries or any of their respective directors, officers, employees, agents or representatives. 12.16 "Know your customer" checks If: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of the Borrower or any Security Party after the date of this Agreement; or (c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 12.17 Conduct of business; compliance with laws The Borrower shall conduct its business in a proper and efficient manner in compliance with: (a) its constitutional documents; (b) all Sanctions Laws; (c) all Anti-Corruption Laws; (d) all Environmental Laws; and

(e) all other laws and regulations applicable to its business, 12.18 and shall notify the Agent immediately upon becoming aware of any breach of any such document, law or regulation. 12.19 Compliance with Sanctions Laws The Borrower shall: (a) ensure that neither it nor any subsidiary of it is or will become a Restricted Party. (b) use reasonable endeavours to procure that no director, officer, employee, agent or representative of any Borrower or any subsidiary of it is or will become a Restricted Party; and (c) procure that no proceeds of any Advance shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner for a purpose prohibited by Sanctions Laws. 13 CORPORATE UNDERTAKINGS 13.1 General The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 (Corporate Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit. 13.2 Maintenance of status The Borrower will maintain its separate corporate existence and remain in good standing under the laws of Belgium. 13.3 Negative undertakings The Borrower will not: (a) operate outside the scope of its Articles of Association.: or (b) (c)provide any form of credit or financial assistance to: (i) a person l ile lil; or (ii) (iii)enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length, and the Borrower agrees to subordinate any inter-company loans to the Loan on such terms as the Lenders may reasonably require;

13.4 No merger etc. The Borrower will not, and will procure that none of its subsidiaries will, enter into any form of merger, sub-division, amalgamation or other reorganisation which may, in the reasonable opinion of the Majority Lenders, have a material adverse effect on the financial position the Borrower. 13.5 13.4Payment of dividends The Borrower may pay dividends provided that no Event of Default has occurred and is continuing. 13.6 Notification of Sanctions The Borrower shall: (a) supply to the Agent, promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanction Laws against (a) the Borrower, (b) any other Relevant Person or (c) any owners of any Relevant Person (other than any owner of the Borrower), as well as information on what steps are being taken with regards to answering or opposing the same; (b) inform the Agent promptly upon becoming aware that any of (a) the Borrower, (b) any other Relevant Person or (c) any owners of any Relevant Person (other than any owner of the Borrower), has become or is likely to become a Restricted Party. 14 INSURANCE 14.1 General The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 (Insurance) at all times during the Security Period (after the Delivery Date) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such consent not to be unreasonably withheld or delayed in the case of paragraph (b) of Clauses 14.11 (Compliance with terms of insurances) and 14.12 (Alteration to terms of insurances).

14.2 Maintenance of obligatory insurances The Borrower shall keep the Ship insured at the expense of the Borrower against: (a) fire and usual marine risks (including hull and machinery and excess risks); (b) war risks; (c) protection and indemnity risks; and (d) any other risks against which the Majority Lenders consider, having regard to practices and other circumstances prevailing at the relevanttime,it would in the opinion of theMajority Lenders be reasonable for the Borrower to insure and which are specified by the Security Trustee by notice to the Borrower. 14.3 Terms of obligatory insurances The Borrower shall effect such insurances: (a) in Dollars; (b) in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) 120 per cent, of the Loan and (ii) the market value of the Ship; and (c) in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market; (d) in relation to protection and indemnity risks in respect of the Ship's full tonnage; (e) on approved terms; and (f) through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations. 14.4 Further protections for the Creditor Parties In addition to the terms set out in Clause 14.3 (Terms of obligatory insurances), the Borrower shall procure that the obligatory insurances shall: (a) whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance; (b) name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify; (c) provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever; (d) provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(e) provide that the Security Trustee may make proof of loss if the Borrower fails to do so. 14.5 Renewal of obligatory insurances The Borrower shall: (a) at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance; and (b) promptly after each such renewal, there is provided to the Agent details of the terms and conditions on which such obligatory insurances have been renewed. 14.6 Copies of policies; letters of undertaking The Borrower shall ensure that all approved brokers provide the Security Trustee with a letter or letters of undertaking in a form required by the Majority Lenders and including undertakings by the approved brokers that: (a) they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 14.4 (Further protections for the Creditor Parties); (b) they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause; (c) they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances; (d) they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and (e) they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Security Trustee. 14.7 Copies of certificates of entry The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provides the Security Trustee with: (a) a certified copy of the certificate of entry for the Ship; (b) a letter or letters of undertaking in such form as may be required by the Majority Lenders; and (c) a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship. 14.8 Deposit of original policies The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

14.9 Payment of premiums The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee. 14.10 Guarantees The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect. 14.11 Compliance with terms of insurances The Borrower shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular: (a) the Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in paragraph (c) of Clause 14.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval; (b) the Borrower shall not make any changes relating to the classification or classification society or manager or operator of the Ship approved by the underwriters of the obligatory insurances; (c) the Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and (d) the Borrower shall not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify. 14.12 Alteration to terms of insurances The Borrower shall neither make or agree to any material alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance without the consent of the Agent. 14.13 Settlement of claims The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances. 14.14 Provision of information In addition, the Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(a) obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or (b) effecting, maintaining or renewing any such insurances as are referred to in Clause 14.15 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a). 14.15 Mortgagee's interest and additional perils insurances The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee's interest additional perils insurance and a mortgagee's interest marine insurance each in an amount of 110 per cent, of the Loan and on such terms, through such insurers and generally in such manner as the Majority Lenders may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Creditor Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance. 15 SHIP COVENANTS 15.1 General The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 15 (Ship Covenants) at all times during the Security Period except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit. 15.2 Ship's name and registration The Borrower shall keep the Ship registered in its name under the relevant Approved Flag at its relevant port of registry; shall not do or omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship. 15.3 Repair and classification The Borrower shall keep the Ship in a good and safe condition and state of repair: (a) consistent with first-class ship ownership and management practice; (b) so as to maintain the Ship's class (namely A1(E), "Oil Carrier ESP", AMS, ACCU, SPM, VEC(-L), CSR, Safeship-CM, RES, ES, TEM, Green Passport, POT, UWILD (sea chest blanking devices shall not be provided), CPS at American Bureau of Shipping) free of overdue recommendations and conditions; and (c) so as to comply with all laws and regulations applicable to vessels registered at ports in Greece or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code or the ISPS Code. 15.4 Modification The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of the Ship or materially reduce its value.

15.5 Removal of parts The Borrower shall not remove any material part of the Ship, or any item of equipment installed on, the Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the Mortgage Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship. 15.6 Surveys The Borrower shall submit the Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Majority Lenders provide the Security Trustee, with copies of all survey reports. 15.7 Inspection The Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections provided that prior to the occurrence of an Event of Default reasonable notice of such inspection is given and such inspection does not materially affect the Ship's commercial operation. 15.8 Prevention of and release from arrest The Borrower shall promptly discharge: (a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, the Earnings or the Insurances; (b) all taxes, dues and other amounts charged in respect of the Ship, the Earnings or the Insurances; and (c) all other outgoings whatsoever in respect of the Ship, the Earnings or the Insurances, and, forthwith upon receiving notice of the arrest of the Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or otherwise as the circumstances may require. 15.9 Compliance with laws etc. The Borrower shall: (a) comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and all other laws or regulations relating to the Ship, its ownership, operation and management or to the business of the Borrower; (b) not employ the Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code, all Environmental Laws and Sanctions Laws; and (c) in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the Borrower (at its expense) effected any necessary special, additional or modified insurance cover and, upon the Agent's request, the Borrower will confirm that they have effected such insurance cover. 15.10 Provision of information The Borrower shall promptly provide the Security Trustee with any information which the Majority Lenders reasonably request regarding: (a) the Ship, its employment, position and engagements; (b) the Earnings and payments and amounts due to the Ship's master and crew; (c) any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship; (d) any towages and salvages; and (e) the Borrower's, the Approved Manager's or the Ship's compliance with the ISM code and the ISPS code, and, upon the Security Trustee's request, provide copies of any current charter relating to the Ship and of any current charter guarantee, and copies of the Borrower's or the Approved Manager's Document of Compliance. 15.11 Notification of certain events The Borrower shall immediately notify the Security Trustee by fax, confirmed forthwith by letter, of: (a) any casualty which is or is likely to be or to become a Major Casualty; (b) any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss; (c) any overdue requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with; (d) any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or its Earnings or any requisition of the Ship for hire; (e) any intended dry docking of the Ship other than a routine dry docking; (f) any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident; (g) any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, the Approved Manager or otherwise in connection with the Ship; or (h) any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or ISPS Code not being complied with, and the Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of the Borrower's, the Approved Manager's or any other person's response to any of those events or matters. 15.12 Restrictions on chartering, appointment of managers etc. The Borrower shall not:

(a) let the Ship on demise charter for any period; (b) enter into any charter in relation to the Ship under which more than2monthshire(or the equivalent) is payable in advance; (c) charter the Ship otherwise than on bona fide arm's length terms at the time when the Ship is fixed; (d) appoint a manager of the Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment; (e) de-activate or lay up the Ship; or (f) put the Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed the Major Casualty amount unless either: (i) that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or its Earnings for the cost of such work or for any other reason; or (ii) the Borrower has established to the reasonable satisfaction of the Security Trustee that the Borrower has sufficient reserves to pay for the cost of such work. 15.13 The Borrower agrees that if it should enter into any Charter the Borrower shall execute and deliver to the Agent promptly upon such Charter being entered into a Charter Assignment in respect of that Charter in favour of the Security Trustee unless such Charter contains a substitution clause or a clause with similar effect. 15.14 Notice of Mortgage The Borrower shall keep the Mortgage registered against the Ship as a valid first priority mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Security Trustee. 15.15 .14Sharing of Earnings The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings without the prior approval of the Agent such approval not to be unreasonably withheld. For the avoidance of doubt the Agent's approval shall not be required in relation to: (a) any "profit split" of hire between the Borrower and a charterer of the Ship; or (b) the entry into an established pool or a pool established by the Borrower in both cases on usual commercial terms and at a market rate allocation. 16 SECURITY COVER 16.1 Minimum required security cover Clause 16.2 (Provision of additional security; prepayment) applies if (after the Delivery Date) the Agent notifies the Borrower that, according to the determination mechanism under Clause 16.3 (Valuation of Ship): (a) the market value (determined as provided in Clause 16.3 (Valuation of Ship) of the Ship; plus

(b) the net realisable value of any additional security previously provided under this Clause 16 (Security Cover), is below 125 per cent, of the Loan. 16.2 Provision of additional security; prepayment If the Agent serves a notice on the Borrower under Clause 16.1 (Minimum required security cover), the Borrower shall, within 1 month after the date on which the Agent's notice is served, either: (a) provide, or ensure that a third party provides, additional security which is acceptable to the Agent and, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require; or (b) prepay such part (at least) of the Loan as will eliminate the shortfall. 16.3 Valuation of Ship The market value of the Ship at any date is that shown by the average of 2 valuations addressed to the Agent for the benefit of the Lenders and prepared: (a) as at a date not more than 14 days previously; (b) by 2 independent first class sale and purchase shipbrokers which the Agent has approved or appointed for the purpose; (c) with or without physical inspection of the Ship (as the Agent may require); (d) on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and (e) after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale. 16.4 Value of additional vessel security The net realisable value of any additional security which is provided under Clause 16.2 (Provision of additional security; prepayment) and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 16.3 (Valuation of Ship). 16.5 Valuations binding Any valuation under Clause 16.2 (Provision of additional security; prepayment), 16.3 (Valuation of Ship) or 16.4 (Value of additional vessel security) shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest. 16.6 Provision of information The Borrower shall promptly provide the Agent and any shipbroker or expert acting under Clause 16.3 (Valuation of Ship) or 16.4 (Value of additional vessel security) with any information which the Agent or the shipbroker or expert may reasonably request for the purposes of the valuation;

16.7 Payment of valuation expenses Without prejudice to the generality of the Borrower's obligations under Clauses 21.2 (Costs of negotiation, preparation etc.), 21.3 (Costs of variations, amendments, enforcement etc.) and 22.3 (Miscellaneous indemnities), the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause. 16.8 Application of prepayment Clause 8 (Repayment and Prepayment) shall apply in relation to any prepayment pursuant to paragraph (b) of Clause 16.2 (Provision of additional security; prepayment). 17 PAYMENTS AND CALCULATIONS 17.1 Currency and method of payments All payments to be made by the Lenders or by the Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it: (a) by not later than 11.00 a.m. (New York City time) on the due date; (b) in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); (c) in the case of an amount payable by a Lender to the Agent or by the Borrower to the Agent or any Lender, to such account as the Agent may advise from time to time; and (d) in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties. 17.2 Payment on non-Business Day If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day: (a) the due date shall be extended to the next succeeding Business Day; or (b) if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day; and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date. 17.3 Basis for calculation of periodic payments All interest, commitment fee and commission and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year. 17.4 Distribution of payments to Creditor Parties Subject to Clauses 17.5 (Permitted deductions by Agent), 17.6 (Agent only obliged to pay when monies received) and 17.7 (Refund to Agent of monies not received):

(a) any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and (b) amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it. 17.5 Permitted deductions by Agent Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand. 17.6 Agent only obliged to pay when monies received Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has received that sum. 17.7 Refund to Agent of monies not received If and to the extent that the Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand: (a) refund the sum in full to the Agent; and (b) pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it. 17.8 Agent may assume receipt Clause 17.7 (Refund to Agent of monies not received) shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available. 17.9 Creditor Party accounts Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party. 17.10 Agent's memorandum account The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

17.11 Accounts prima facie evidence If any accounts maintained under Clauses 17.9 (Creditor Party accounts) and 17.10 (Agent's memorandum account) show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party. 18 APPLICATION OF RECEIPTS 18.1 Normal order of application Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied: (a) FIRST: in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents; (b) SECONDLY: in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement; (c) THIRDLY: in or towards payment pro rata of any principal due but unpaid under this Agreement; (d) FOURTHLY: in or towards payment pro rata of any other amounts due but unpaid under any Finance Document; (e) FIFTHLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of paragraphs (a), (b), (c) and (d) of Clause 18.1 (Normal order of application); and (f) SIXTHLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it. 18.2 Variation of order of application The Agent may, with the authorisation of the Majority Lenders, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 18.1 (Normal order of application) either as regards a specified sum or sums or as regards sums in a specified category or categories. 18.3 Notice of variation of order of application The Agent may give notices under Clause 18.2 (Variation of order of application) from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served. 18.4 Appropriation rights overridden This Clause 18 (Application of Receipts) and any notice which the Agent gives under Clause 18.2 (Variation of order of application) shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

19 APPLICATION OF EARNINGS 19.1 Payment of Earnings The Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignment), all the Earnings are paid to the Earnings Account. 19.2 Interest accrued on Earnings Account Any credit balance on the Earnings Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Earnings Account. 19.3 Monies on Earnings Any monies standing to the credit of the Earnings Account shall, ee i olae Minimum Liquidity) le provided that no Event of Default or Potential Event of Default shall have occurred, be at the free disposal of the Borrower. 19.4 Location of accounts 19.5The Borrower shall promptly: (a) comply with any requirement of the Agent as to the location or re-location of the Earnings Account; and (b) execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account. 19.5 19.6Debits for expenses etc. Following the occurrence of an Event of Default which is continuing the Agent shall be entitled (but not obliged) from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable to it under Clauses 21 (Fees and Expenses) or 22 (Indemnities) to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 21 (Fees and Expenses) or 22 (Indemnities). 20 EVENTS OF DEFAULT 20.1 Events of Default An Event of Default occurs if: (a) the Borrower or any Security Party fails to pay within 3 Business Days of the date when due any sum payable under a Finance Document or under any document relating to a Finance Document; or (b) any breach occurs of Clauses 9.2 (Waiver of conditions precedent), 10.17 10.18 (Sanctions). 12.2 (Title; negative pledge), 12.3 (No disposal of assets), 12.17 La 12.17 (Conduct of business; compliance with laws) in so far as it relates to Sanctions Laws, 12.19 ( 13.2 (Maintenance of status), 13.3 (Negative ), 13.4 13.5 (Payment of dividend 13;5 ), 13.6 (Notification of Sanctions), paragraph (b) of 15.9 (Compliance with laws etc.) (insofar as it relates to Sanctions Laws) or 16.2 (Provision of additional security; prepayment); or

(c) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 30 days after written notice from the Agent requesting action to remedy the same; or (d) any representation, warranty or statement made or repeated by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or (e) any of the following occurs in relation to any Financial Indebtedness of a Relevant Person in respect of a sum, or sums aggregating, $[1]5,000,000 10,000,000 or more in the case of the Borrower or the equivalent in another currency: (i) any Financial Indebtedness of a Relevant Person is not paid when due; or (ii) any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or (iii) a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or (iv) any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or (v) any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or (f) any of the following occurs in relation to a Relevant Person: (i) a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or (ii) any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $[1] 10,000,000 or more in the case of the Borrower or the equivalent in another currency; or r (iii) any administrative or other receiver is appointed over any asset of a Relevant Person; or (iv) an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or (v) any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi) a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or (vii) a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or (viii) an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or (ix) a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or (x) any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or (xi) in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or (g) the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(h) it becomes unlawful in any Pertinent Jurisdiction or impossible: (i) for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or (ii) for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or (i) any consent necessary to enable the Borrower to own, operate or charter the Ship or to enable the Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or e iee ieeee a cl e ie alie (j) (k)any provision which the Majority Lenders reasonably consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or (k) (l)the security constituted by a Finance Document is in any way imperilled or in jeopardy; or (I) (m)any event or circumstance occurs which the Majority Lenders determine has, or could reasonably be expected to have a material adverse effect: (i) on the ability of the Borrower to perform its obligations under the Finance Documents; or (ii) on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower. 20.2 Actions following an Event of Default On, or at any time after, the occurrence of an Event of Default which is continuing: (a) the Agent may, and if so instructed by the Majority Lenders, the Agent shall: (i) serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are cancelled; and/or (ii) serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or (iii) take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or (b) the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

20.3 Termination of Commitments On the service of a notice under paragraph (a)(i) of Clause 20.2 (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall be cancelled. 20.4 Acceleration of Loan On the service of a notice under paragraph (a)(ii) of Clause 20.2 (Actions following an Event of Default) the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand. 20.5 Multiple notices; action without notice The Agent may serve notices under paragraphs (a)(i) or (ii) of Clause 20.2 (Actions following an Event of Default) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 20.2 20.3 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices. 20.6 Notification of Creditor Parties and Security Parties The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 20.2 (Actions following an Event of Default); but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence. 20.7 Lender's rights unimpaired Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1 (Interests of Lenders several). 20.8 Exclusion of Creditor Party liability No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party: (a) for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or (b) as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees. 20.9 Relevant Persons In this Clause 20 (Events of Default), a "Relevant Person" means the Borrower and any Security Party.

20.10 Interpretation In paragraph (ed) of Clause 20.1 (Events of Default), references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in paragraph (fe) of Clause 20.1 (Events of Default) "petition" includes an application. 21 FEES AND EXPENSES 21.1 Arrangement and commitment fees The Borrower shall pay: (a) to the Agent an arrangement fee in the amount and at the times agreed in a Fee Letter; and (b) to the Agent (for the account of each Lender) quarterly in arrears during the period from (and including) the date of this Agreement to the earlier of (i) the final Drawdown Date and (ii) the last day of the Availability Period, for the account of the Lenders, a commitment fee at the rate of 0.50 per cent, per annum on the amount of the Total Commitments less the amount of the Loan, for distribution among the Lenders pro rata to their Commitments. 21.2 Costs of negotiation, preparation etc. The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document. 21.3 Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party in connection with: (a) any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made; (b) any consent or waiver by the Lenders, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver; (c) the valuation of any security provided or offered under Clause 16 (Security Cover) or any other matter relating to such security; or (d) any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose. There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules. 21.4 Documentary taxes The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

21.5 Certification of amounts A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 (Fees and Expenses) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due. 22 INDEMNITIES 22.1 Indemnities regarding borrowing and repayment of Loan The Borrower shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with: (a) an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity; (b) the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period; (c) any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7 (Default Interest); (d) the occurrence of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 20 (Events of Default), and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document. 22.2 Breakage costs Without limiting its generality, Clause 22.1 (Indemnities regarding borrowing and repayment of Loan) covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender: (a) in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and (b) in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one. In the circumstances referred to in paragraph (b) of Clause 22.1 (Indemnities regarding borrowing and repayment of Loan) such costs shall include an amount equal to the Margin which would, but, for receipt or recovery of the relevant part of the Loan, have accrued on the relevant part of the Loan, from the date of such receipt or recovery to the end of the then current Interest Period relating thereto.

22.3 Miscellaneous indemnities The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with: (a) any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or (b) any other Pertinent Matter, other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty, gross negligence or wilful misconduct of the officers or employees of the Creditor Party concerned. Without prejudice to its generality, this Clause 22.3 (Miscellaneous indemnities) covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, any Environmental Law or any Sanctions Laws. 22.4 Currency indemnity If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of: (a) making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or (b) obtaining an order or judgment from any court or other tribunal; or (c) enforcing any such order or judgment, the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency. In this Clause 22.4 (Currency indemnity), the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency. This Clause 22.4 (Currency indemnity) creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities. 22.5 Certification of amounts A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 22 (Indemnities) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22.6 Sums deemed due to a Lender For the purposes of this Clause 22 (Indemnities), a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender. 22.7 Sanctions and regulatory indemnities The Borrower shall pay to the Agent on demand, and the Borrower shall indemnify each Lender against, all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by a Lender (other than in each case by reason of a Lender's gross negligence, dishonesty or wilful misconduct): (a) arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Law; or (b) as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and as a result of conduct of the Borrower or any of their partners, directors, officers, employees or agents that violates any Sanctions Laws. 23 NO SET-OFF OR TAX DEDUCTION 23.1 No deductions All amounts due from the Borrower under a Finance Document shall be paid: (a) without any form of set-off, cross-claim or condition; and (b) free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make. 24 TAX GROSS UP AND INDEMNITIES 24.1 Definitions (a) In this Agreement: "Protected Party" means a Creditor Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Payment" means either the increase in a payment made by the Borrower to a Creditor Party under Clause 24.2 (Tax gross-up) or a payment under Clause 24.3 (Tax indemnity). Unless a contrary indication appears, in this Clause 24 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

24.2 Tax gross-up (a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower. (c) If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Agent for the Creditor Party entitled to the payment evidence reasonably satisfactory to that Creditor Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 24.3 Tax indemnity (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Creditor Party: (A) under the law of the jurisdiction in which that Creditor Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Creditor Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Creditor Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Creditor Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 24.2 (Tax gross- up); or (B) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 24.3 (Tax indemnity), notify the Agent. 24.4 Tax Credit If the Borrower makes a Tax Payment and the relevant Creditor Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and (b) that Creditor Party has obtained and utilised that Tax Credit, the Creditor Party shall pay an amount to the Borrower which that Creditor Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower. 24.5 Stamp taxes The Borrower shall pay and, within three Business Days of demand, indemnify each Creditor Party against any cost, loss or liability which that Creditor Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 24.6 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Creditor Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Creditor Party to any Party under a Finance Document and such Creditor Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Creditor Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Creditor Party must promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Creditor Party (the "Supplier") to any other Creditor Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Creditor Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Creditor Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Creditor Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 24.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be). (e) In relation to any supply made by a Creditor Party to any Party under a Finance Document, if reasonably requested by such Creditor Party, that Party must promptly provide such Creditor Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Creditor Party's VAT reporting requirements in relation to such supply. 24.7 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; and (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Creditor Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 24.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Agent and the Agent shall notify the other Creditor Parties. 25 ILLEGALITY, ETC 25.1 Illegality This Clause 25 (Illegality, etc) applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become: (a) unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or (b) contrary to, or inconsistent with, any regulation and/or contrary to or declared by any Sanctions Authority to be contrary to Sanctions Laws, for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement. 25.2 Notification of illegality The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 25.1 (Illegality) which the Agent receives from the Notifying Lender. 25.3 Prepayment; termination of Commitment On the Agent notifying the Borrower under Clause 25.2 (Notification of illegality), the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 25.1 (Illegality) as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender's Contribution in accordance with Clause 8. 25.4 Mitigation If circumstances arise which would result in a notification under Clause 25.1 (Illegality) then, without in any way limiting the rights of the Notifying Lender under Clause 25.3 (Prepayment; termination of Commitment), the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might: (a) have an adverse effect on its business, operations or financial condition; or

(b) involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or (c) involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage. 26 INCREASED COSTS 26.1 Increased costs This Clause 26 (Increased Costs) applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of: (a) the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or (b) complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement; (c) the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV, the Notifying Lender (or a parent company of it) has incurred or will incur an "increased cost". 26.2 In this Clause 26 (Increased Costs): (a) "increased cost" means,: (i) a reduction in the rate of return from the Loan or on a Creditor Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Creditor Party or any of its Affiliates to the extent that it is attributable to that Creditor Party having entered into its Commitment or funding or performing its obligations under any Finance Document. For the purposes of this Clause 26.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate. (b) "Basel III" means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". (c) "CRD IV" means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012; (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and (iii) any other law or regulation which implements Basel III. 26.3 Notification to Borrower of claim for increased costs The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 26.1 (Increased costs). 26.4 Payment of increased costs The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost. 26.5 Notice of prepayment If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 26.4 (Payment of increased costs), the Borrower may give the Agent not less than 14 days' notice of its intention to prepay the Notifying Lender's Contribution at the end of an Interest Period. 26.6 Prepayment; termination of Commitment A notice under Clause 26.5 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower's notice of intended prepayment; and: (a) on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and (b) on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin. 26.7 Exceptions Clause 26.1 (Increased costs) does not apply to the extent any Increased Cost is: (a) attributable to a Tax Deduction required by law to be made by the Borrower; (b) attributable to a FATCA Deduction required to be made by a Party;

(c) compensated for by Clause 24.3 (Tax indemnity) (or would have been compensated for under Clause 24.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 24.3 (Tax indemnity) applied). Application of prepayment. Clause 8 (Repayment and Prepayment) shall apply in relation to the prepayment. 27 SET-OFF 27.1 Application of credit balances At any time after the occurrence of an Event of Default which is continuing, each Creditor Party may without prior notice: (a) apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and (b) for that purpose: (i) break, or alter the maturity of, all or any part of a deposit of the Borrower; (ii) convert or translate all or any part of a deposit or other credit balance into Dollars; and (iii) enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate. 27.2 Existing rights unaffected No Creditor Party shall be obliged to exercise any of its rights under Clause 27.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document). 27.3 Sums deemed due to a Lender For the purposes of this Clause 27 (Set-Off), a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender. 27.4 No Security Interest This Clause 27 (Set-Off) gives the Creditor Parties a contractual right of set-off only and does not create any equitable charge or other Security Interest over any credit balance of the Borrower. 28 TRANSFERS AND CHANGES IN LENDING OFFICES 28.1 Transfer by Borrower The Borrower may not transfer any of its rights, liabilities or obligations under any Finance Document.

28.2 Transfer by a Lender Subject to Clause 28.4 (Effective Date of Transfer Certificate), a Lender (the "Transferor Lender") may, at its own cost, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) or without the consent of the Borrower if an Event of Default or a Potential Event of Default has occurred and is continuing, cause: (a) its rights in respect of all or part of its Contribution; or (b) its obligations in respect of all or part of its Commitment; or (c) a combination of (a) and (b), to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or a trust; fund or the entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 4 (Transfer Certificate) with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender, Provided that a Lender may cause such transfer without needing the consent of the Borrower or any Security Party if an Event of Default has occurred and is continuing or if the Transferee Lender is: (d) another branch of the Transferor Lender; (e) a direct or indirect subsidiary or affiliate of the Transferor Lender; (f) a company of which the Transferor Lender is a subsidiary; or (g) a company which is under the same control as the Lender. However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement. 28.3 Transfer Certificate, delivery and notification As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective): (a) sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee and each of the other Lenders; (b) on behalf of the Transferee Lender, send to the Borrower letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; (c) send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above, but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

28.4 Effective Date of Transfer Certificate A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 28.3 (Transfer Certificate, delivery and notification) on or before that date. 28.5 No transfer without Transfer Certificate No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate. 28.6 Lender re-organisation; waiver of Transfer Certificate However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender. 28.7 Effect of Transfer Certificate A Transfer Certificate takes effect in accordance with English law as follows: (a) to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender; (b) the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate; (c) the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate; (d) the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them; (e) any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed; (f) the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 (Market disruption) and Clause 21 (Fees and Expenses), and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and (g) in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the

Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount. The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim. 28.8 Maintenance of register of Lenders During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 28.4 (Effective Date of Transfer Certificate) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days' prior notice. 28.9 Reliance on register of Lenders The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents. 28.10 Authorisation of Agent to sign Transfer Certificates The Borrower, the Security Trustee and each Lender irrevocably authorise the Agent to sign Transfer Certificates on its behalf. 28.11 Registration fee In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $3,000 from the Transferee Lender. 28.12 Sub-participation; subrogation assignment A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them. 28.13 Disclosure of information A Lender may with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature. 28.14 Change of lending office A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of: (a) the date on which the Agent receives the notice; and

(b) the date, if any, specified in the notice as the date on which the change will come into effect. 28.15 Notification On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice. 28.16 Replacement of Reference Bank If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 (Interest) then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank's appointment shall cease to be effective. 28.17 Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office If: (a) the Lender assigns or transfers any rights or obligations under the Finance Documents pursuant to Clause 28.2 (Transfer by a Lender) or changes its lending office; and (b) as a result of circumstances existing at the date of assignment, transfer or change occurs the Borrower would be obliged to make a payment to the Transferee Lender or Lender acting through its new lending office under Clause 22.1 (Indemnities regarding borrowing and repayment of Loan) in respect of any tax, Clause 23 (No Set-off or Tax Deduction) or Clause 25 (Illegality, etc), then the Transferee Lender or the Lender acting through its new lending office is only entitled to receive payment under those Clauses to the same extent as the Transferor Lender or the Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred. 29 VARIATIONS AND WAIVERS 29.1 Variations, waivers etc. by Majority Lenders Subject to Clause 29.2 (Variations, waivers etc. requiring agreement of all Lenders), a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party. 29.2 Variations, waivers etc. requiring agreement of all Lenders However, as regards the following, Clause 29.1 (Variations, waivers etc. by Majority Lenders) applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender": (a) a change in the Margin or in the definition of LIBOR; (b) a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c) a change to any Lender's Commitment; (d) an extension of Availability Period; (e) a change to the definition of "Majority Lenders" or "Finance Documents"; (f) a change to the preamble or to Clauses 2 (Facility), 3 (Position of the Lenders), 4 (Drawdown), 5.1 (Payment of normal interest), 18 (Application of Receipts), 19 (Application of Earnings) or 33 (Law and Jurisdiction); (g) a change to this Clause 29 (Variations and Waivers); (h) any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and (i) any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required. 29.3 Exclusion of other or implied variations Except for a document which satisfies the requirements of Clauses 29.1 (Variations, waivers etc. by Majority Lenders) and 29.2 (Variations, waivers etc. requiring agreement of all Lenders), no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising: (a) a provision of this Agreement or another Finance Document; or (b) an Event of Default; or (c) a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or (d) any right or remedy conferred by any Finance Document or by the general law, and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time. 30 BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-ln Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-ln Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and

(b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

31 NOTICES

31.1 Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a) in the case of the Borrower, that identified with its name below;

(b) in the case of each Lender or any Security Party, that notified in writing to the Agent on or prior to the date on which it becomes a party to this Agreement;

(c) in the case of the Agent or the Security Trustee that identified with its name below,

or any substitute address or fax number or department or officer as the party to this Agreement may notify to the Agent (or the Agent may notify to the parties to this Agreement, if a change is made by the Agent) by not less than five Business Days' notice:

to the Borrower:

c/o Euronav NV
De Gerlachekaai 20
2000 Antwerp

Fax No: +32 3 247 4409

to the Lender:

At the address below its name in Schedule 1 (*Lenders and Commitments*) or (as the case may require) in the relevant Transfer Certificate to the Agent:

4th Floor , I.F.S.C. House
Custom House Quay
Dublin 1
~~The Bank of Nova ScotiaScotia House33 Finsbury SquareLondon EC2M 1BB~~D01 R2P9, Ireland

Attention: David ~~Stuart~~Sparkes
Fax No: +44 207 ~~454 9019~~638 6488

to the Security Trustee:

~~The Bank of Nova ScotiaScotia House33 Finsbury Square~~201 Bishopsgate

6th Floor
London EC2M ~~1BB~~3NS
United Kingdom

Attention: David ~~Stuart~~Sparkes
Fax No: +44 207 ~~454 9019~~638 6488

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders and the Security Parties.

69

~~59196768v1~~59196768v3

31.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose). (c) All notices from or to the Borrower or a Security Party shall be sent through the Agent. (d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each Security Party. 31.4 Notification of address and fax number Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other parties to this Agreement. 31.5 Electronic communication (a) Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender: (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them. (b) Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. 31.6 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or

(ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 32 SUPPLEMENTAL 32.1 Rights cumulative, non-exclusive The rights and remedies which the Finance Documents give to each Creditor Party are: (a) cumulative; (b) may be exercised as often as appears expedient; and (c) shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law. 32.2 Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document. 32.3 Counterparts A Finance Document may be executed in any number of counterparts. 32.4 Third Party rights A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. 33 LAW AND JURISDICTION 33.1 English law This Agreement shall be governed by, and construed in accordance with, English law. 33.2 Exclusive English jurisdiction Subject to Clause 33.3 (Choice of forum for the exclusive benefit of the Creditor Parties), the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. 33.3 Choice of forum for the exclusive benefit of the Creditor Parties Clause 33.2 (Exclusive English jurisdiction) is for the exclusive benefit of the Creditor Parties, each of which reserves the right: (a) to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and (b) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

33.4 Process agent The Borrower irrevocably appoints Euronav (UK) Agencies Limited at its registered office for the time being, presently at 99 King's Road, London, SW3 4PA, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement. 33.5 Creditor Party rights unaffected Nothing in this Clause 33 (Law and Jurisdiction) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction. 33.6 Meaning of "proceedings". In this Clause 33 (Law and Jurisdiction), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure. This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1 LENDERS AND COMMITMENTS Lender Lending Office Commitment (US Dollars) Scotiabank (Ireland) I.F.S.C. House LimitedDesignated Activity Company Custom House Quay Dublin 1 D01 R2P9. Ireland 76,000,00026,750,000

SCHEDULE 2 DRAWDOWN NOTICE To: The Bank of Nova Scotia S6otia House33 Finsbury SquareLondon EC2A 1BB201 Bishopseate. 6th Floor London FC2M 3NS England Attention: Loans Administration [•] 2008 DRAWDOWN NOTICE 1 We refer to the loan agreement (the "Loan Agreement") dated 23 October 2008 (as supplemented by a supplemental letter dated 30 January 2017 and amended and restated on [•] March 2017) and made between ourselves, as Borrower, the Lenders referred to therein, and yourselves as Agent and as Security Trustee in connection with a facility of up to US$76,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice. 2 We request to borrow as follows: (a) Amount: US$[*]; (b) [Advance as specified in Clause 2.1 (Amount of facility) [first, second, third, etc]] [the Charter Top Up Amount]; (c) Drawdown Date: [•]; (d) Duration of the first Interest Period shall be [•] months; and (e) Payment instructions: account of [•] and numbered [•] with [•] of [•]. 3 We represent and warrant that: (a) the representations and warranties in Clause 10 (Representations and Warranties)0 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and (b) no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan. 4 This notice cannot be revoked without the prior consent of the Majority Lenders. 5 We authorise you to deduct the arrangement fee referred to in Clause 21 (Fees and Expenses) from the amount of the Advance. [Name of Signatory] Director for and on behalf of [•]

SCHEDULE 3 CONDITION PRECEDENT DOCUMENTS PART A The following are the documents referred to in paragraph (a) of Clause 9.1 (Documents, fees and no default) before the service of the first Drawdown Notice. 1 A duly executed original of this Agreement, the Guarantee Nomination Letter, the Agency and Trust Agreement, the Negative Pledge, each Guarantee, the Counter Guarantee and the Account Security Deed. 2 Copies of the certificate of incorporation and constitutional documents of the Borrower, each Guarantor, the Counter Guarantor and each Shareholder (and in relation to the Borrower a copy of the shareholders agreement or joint venture agreement entered into by its shareholders). 3 Copies of resolutions of directors of the Borrower, each Guarantor (except for Guarantor B), the Counter Guarantor and each Shareholder and copies of resolutions of the shareholders of the Borrower and the Counter Guarantor authorising the execution of each of the Finance Documents to which the Borrower, that Guarantor, the Counter Guarantor or that Shareholder is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement and ratifying the execution of the Shipbuilding Contract and the Supervision Agreement. 4 The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower, a Guarantor, the Counter Guarantor or the Shareholder. 5 Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or the Shipbuilding Contract or the Supervision Agreement. 6 The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account. 7 Documentary evidence that the agent for service of process named in Clause 33 (Law and Jurisdiction) has accepted its appointment. 8 Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Hong Kong, Belgium, Panama, Bermuda and such other relevant jurisdictions as the Lenders may require. 9 Receipt of all documentation required by the Lenders in respect of the Borrower, any Security Party or the ultimate beneficial ownership of each Guarantor or the Counter Guarantor pursuant to that Lenders "know your customer" requirements.

PART B The following are the documents referred to in paragraph (b) of Clause 9.1 (Documents, fees and no default) required before the drawdown of an Advance (other than the final Advance): 10 Evidence that the relevant pre-delivery instalment of the Contract Price payable under the Shipbuilding Contract has fallen due for payment and that such part of such instalment not being met out of the proceeds of an Advance has been paid or shall be paid by the Borrower simultaneously with the making of such Advance. 11 A duly executed original of the Predelivery Security Assignment (and of each document required to be delivered thereunder). 12 A certified copy of the Shipbuilding Contract and Supervision Agreement and a certified copy of the Refund Guarantee. 13 Such documentary evidence as the Lender and its legal advisers may require in relation to the due authorisation and execution by the Builder of the Shipbuilding Contract, by the Supervisor of the Supervision Agreement and by the Refund Guarantor of the Refund Guarantee. 14 Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Korea and such other relevant jurisdictions as the Lender may require.

PART C The following are the documents referred to in paragraph (c) of Clause 9.1 (Documents, fees and no default) required before the Drawdown of the final Advance. 15 A duly executed original of the Mortgage, of the Charter Assignment (if any Charter) and of the General Assignment (and of each document to be delivered by each of them). 16 Documentary evidence that: (a) the Ship has been unconditionally delivered by the Builder to, and accepted by, the Borrower under the Shipbuilding Contract, and the full purchase price payable under the Shipbuilding Contract (in addition to the part to be financed by the Loan) has been duly paid; (b) the Ship is definitively and permanently registered in the name of the Borrower under the relevant Approved Flag at its relevant port of registry; (c) the Ship is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents; (d) the Ship maintains the class (namely A1(E), "Oil Carrier ESP", AMS, ACCU, SPM, VEC(-L), CSR, Safeship-CM, RES, ES, TEM, Green Passport, POT, UWILD (sea chest blanking devices shall not be provided), CPS with American Bureau of Shipping free of all recommendations and conditions of such Classification Society; (e) the Mortgage has been duly recorded against the Ship as a valid first preferred/priority ship mortgage in accordance with the laws of the relevant Approved Flag; (f) the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with; and (g) such part of the acquisition cost of the Ship which has not been funded out of the proceeds of the Loan and which has been borrowed by the Borrower is subordinated to the obligations of the Borrower to the Lenders under this Agreement in terms satisfactory to the Lenders in their absolute discretion; 17 Documents establishing that the Ship will, as from the final Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with: (a) a letter of undertaking executed by the Approved Manager in favour of the Agent in the terms agreed between the Agent and the Approved Manager agreeing certain matters in relation to the management of the Ship and subordinating the rights of the Approved Manager against the Ship and the Borrower to the rights of the Creditor Parties under the Finance Documents; and (b) copies of the Approved Manager's Document of Compliance and of the Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Lenders require) and ISSC. 18 A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Ship as the Agent may require. 19 Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Greece (or such other jurisdiction as may be appropriate if the Ship is not registered on Greek flag) and such other relevant jurisdictions as the Agent may require.

SCHEDULE 4 TRANSFER CERTIFICATE The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively. To: [•] as Agent. From: [The Existing Lender] (the "Transferor") and [The New Lender] (the "Transferee") Dated: [•] US$76,000,000 Loan Agreement to Euronav NV dated 23 October 2008 (as supplemented by a supplemental letter dated 30 January 2017 and amended and restated on [•] March 2017) (the "Agreement") 1 We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2 We refer to Clause 28 (Transfers and Changes in Lending Offices) of the Agreement. (a) The Transferor and the Transferee agree to the Transferor transferring to the Transferee by novation all or part of the Transferor's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 28 (Transfers and Changes in Lending Offices). (b) The proposed Transfer Date is [•]. (c) the lending office and address, fax number and attention details for notices of the Transferee for the purposes of Clause 31.2 (Addresses) are set out in the Schedule. 3 The Transferee expressly acknowledges the limitations on the Transferor's obligations set out in Clause 28 (Transfers and Changes in Lending Offices). 4 [The Transferee confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each number of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the [Taxes Act] the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the [Taxes Act]; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of Section 11(2) of the [Taxes Act] of that company.] [4/5] This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6] This Transfer Certificate is governed by English law.

THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments] Transferor Transferee By: By: This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•]. [Agent] By:

SCHEDULE 5 MANDATORY COST 1 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank. 2 On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Loan) and will be expressed as a percentage rate per annum. 3 The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office. 4 The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows: (a) in relation to a sterling Loan: AB + C(B - D) + E • 0.01 per cent, per annum 100 - (A + C) (b) in relation to a Loan in any currency other than sterling: E . 0.01 per cent, per annum 300 Where: A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements. B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 7.2 (Default rate of interest)) payable for the relevant Interest Period on the Loan. C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England. D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000. 5 For the purposes of this Schedule: (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England; (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules. (e) "Unpaid Sum" means any sum due and payable but unpaid by the Borrower or a Security Party under the Finance Documents. 6 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent, will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places. 7 If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank. 8 Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender: (a) the jurisdiction of its lending office; and (b) any other information that the Agent may reasonably require for such purpose. Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph. 9 The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

10 The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects. 11 The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above. 12 Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to the Loan Agreement. 13 The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties to the Loan Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Loan Agreement. SCHEDULE 6

FORM OF CERTIFICATE OF COMPLIANCE To: The Bank of Nova Scotia 201 Bishopsgate, 6th Floor London EC2M 3NS England Attention: Loans Administration From: Euronav NV [Date] OFFICER'S CERTIFICATE This Certificate is rendered pursuant to clause 12.6(e) of the loan agreement dated 23 October 2008 (as amended and supplemented by a supplemental letter dated 30 January 2017 and amended and restated on [] 2017) (the "Loan Agreement") and entered into between (i) Euronav NV as Borrower, (ii) the banks and financial institutions listed in Schedule 1 therein as Lenders, (iii) The Bank of Nova Scotia as Agent and Security Trustee, relating to a facility of up to US$79,000,000. Words and expressions defined in the Loan Agreement shall have the same meanings when used herein. I, the Chief Financial Officer of the Borrower, hereby certify that: 1 Attached to this Certificate [are][is] the latest [audited consolidated accounts of the Group and audited individual accounts of the Borrower for the financial year ending on []] [unaudited consolidated balance sheet of the Group and the unaudited individual balance sheet of the Borrower in relation to the [first] [second] six months of the financial year ending on []] (the "Accounts"). 2 Set out below are the respective amounts, in US Dollars, of the Cash. Consolidated Current Assets. Consolidated Current Liabilities. Free Liquid Assets. Stockholders' Equity. Total Assets and Total Indebtedness of the Group as at [•]; US Dollars Cash [•] Consolidated Current Assets [•] Consolidated Current Liabilities [•] Free Liquid Assets Stockholders' Equity [•] Total Assets [•] Total Indebtedness [•] 3 Accordingly, as at the date of this Certificate the financial covenants set out in clause 11.1 (Financial Covenants) of the Loan Agreement farei [are not] complied with, in that as at []:

(a) Consolidated Working Capital is US$[]: (b) Free Liquid Assets are US$[]; (c) Cash is US$[]; and Ml the ratio of Stockholders' Equity to Total Assets is [] per cent.; [or, as the case may be, specify in what respect any of the financial covenants are not complied with.] 4 As at [] no Event of Default has occurred and is continuing. [or, specify/identify any Event of Default] The Borrower is in compliance with clause 11.1 (Financial Covenants) of the Loan Agreement. [lf not, specify this and what is proposed as regards Clause 11.1 (Financial Covenants)] The Market Value of the Ship is as follows as at [date]: Name of Ship Name of first shipbroker Name of second shipbroker Average market value providing valuation providing valuation [] [•] [•] Chief Financial Officer EURONAV NV Note: Supporting Schedules to be attached.

BORROWEREXECUTION PAGE SIGNED by) for and on behalf of EURONAV NV) in the presence of: ) ) ) LENDERS SIGNED by ) ) ) for and on behalf of SCOTIABANK (IRELAND) DESIGNATED ) LIMITEDACTIVITY COMPANY ) in the presence of: ) AGENT SIGNED by ) \ for and on behalf of ) THE BANK OF NOVA SCOTIA ) in the presence of: ) SECURITY TRUSTEE SIGNED by ) \ for and on behalf of ) ) THE BANK OF NOVA SCOTIA ) in the presence of: )

Appendix

Part B

Form of clean copy Amended and Restated Loan Agreement

13

Execution Form

Dated 23 October 2008

(as amended and supplemented by a supplemental letter dated 30 January 2017 and amended and restated on 31 March 2017)

EURONAV NV

as Borrower

and

the banks and financial institutions

Listed in Schedule 1

as Lenders

and

THE BANK OF NOVA SCOTIA

as Agent

and as Security Trustee

LOAN AGREEMENT

relating to a

$76,000,000 facility to finance

m.t. "CAPTAIN MICHAEL"

Index

Clause		Page

1	Interpretation	1
2	Facility	15
3	Position of the Lenders	16
4	Drawdown	17
5	Interest	18
6	Interest Periods	20
7	Default Interest	21
8	Repayment and Prepayment	22
9	Conditions Precedent	24
10	Representations and Warranties	25
11	Financial Covenants	27
12	General Undertakings	28
13	Corporate Undertakings	32
14	Insurance	33
15	Ship Covenants	37
16	Security Cover	40
17	Payments and Calculations	42
18	Application of Receipts	44
19	Application of Earnings	45
20	Events of Default	45
21	Fees and Expenses	50
22	Indemnities	51
23	No Set-off or Tax Deduction	53
24	Tax Gross Up and Indemnities	53
25	Illegality, etc	57
26	Increased Costs	58
27	Set-Off	60
28	Transfers and Changes in Lending Offices	60
29	Variations and Waivers	64
30	Bail-In	65
31	Notices	65
32	Supplemental	67
33	Law and Jurisdiction	68

Schedules

Schedule 1 Lenders and Commitments	70
Schedule 2 Drawdown Notice	71
Schedule 3 Condition Precedent Documents	72
Part A	72
Part B	73
Part C	74
Schedule 4 Transfer Certificate	75
Schedule 5 Mandatory Cost	78
Schedule 6 Form of Certificate of Compliance	81

Execution

Execution Page	83

THIS AGREEMENT is made on 23 October 2008 (as amended and supplemented by a supplemental letter dated 30 January 2017 and amended and restated on 31 March 2017)

parties

(1)	EURONAV NV, a company incorporated in Belgium whose registered office is at De Gerlachekaai 20, B-2000 Antwerp 1, Belgium (the "Borrower")

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments), as Lenders

(3)	THE BANK OF NOVA SCOTIA, as Agent; and

(4)	THE BANK OF NOVA SCOTIA, as Security Trustee.

BACKGROUND

The Lenders have agreed to make available to the Original Borrower a facility of up to $76,000,000 for the purpose of part financing the purchase price of the Ship constructed by the Builder. The Borrower has purchased the Ship from the Original Borrower as the borrower under this Agreement.

IT IS AGREED as follows:

1	Interpretation

1.1	Definitions

Subject to Clause 1.5 (General Interpretation), in this Agreement:

"Account Bank" means Scotiabank Europe plc acting through its office 201 Bishopsgate, 6th floor, London EC2M 3NS, England.

"Account Security Deed" means a deed creating security in respect of the Earnings Account in the Agreed Form.

"Advance" means the principal amount of each borrowing by the Borrower under this Agreement.

"Agency and Trust Agreement" means the agency and trust agreement dated the same date as this Agreement and made between the same parties.

"Agent” means The Bank of Nova Scotia, a company registered in Canada and acting in such capacity through its office at 201 Bishopsgate, 6th Floor, London EC2M 3NS, England, or any successor of it appointed under clause 5 of the Agency and Trust Agreement.

"Agreed Form" means in relation to any document, that document in the form approved in writing by the Agent (acting with the instructions of all the Lenders) and mutually agreed with the Borrower or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document.

"Anti-Corruption Laws" means the England and Wales Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other applicable anti-corruption legislation in any other jurisdictions.

"Approved Flag" means Greek flag or such other flag as the Agent (acting with the authorisation of all the Lenders) may approve as the flag on which the Ship shall be registered at delivery.

"Approved Manager" means Euronav Ship Management (Hellas) Ltd. or any of its subsidiaries or any other company incorporated by the Borrower with the prior written consent of the Agent (acting with the authorisations of the Majority Lenders) not to be unreasonably withheld or delayed.

"Availability Period" means the period commencing on the date of this Agreement and ending on:

(a)	the Final Availability Date; or

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“Builder" means Samsung Heavy Industries Co., Ltd., a company incorporated in the Republic of Korea whose registered office is at Samsung Life Insurance Seocho Tower 1321-15, Seocho-Dong, Seocho-Gu, Seoul, Korea.

"Business Day" means a day on which banks are open in London, Antwerp, Dublin and in respect of a day on which a payment is required to be made under a Finance Document, also in New York City.

"Change of Control" means, if 2 or more persons acting in concert or any individual person in each case other than the Permitted Holders:

(a)	acquires legally and/or beneficially, and either directly or indirectly, in excess of 50 per cent. of the issued share capital or voting rights of the Borrower; or

(b)	has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Borrower.

"Charter" means any time charter in respect of the Ship for a period of not less than three years and on terms (including rates), and to a charterer, in each case acceptable to the Lenders in their absolute discretion.

"Charter Assignment" means an assignment of any Charter and any supporting guarantee for the Charter (if any) in the Agreed Form.

"Code" means the US Internal Revenue Code of 1986.

"Commitment" means, in relation to a Lender, the amount set opposite its name in Schedule 1 (Lenders and Commitments), or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement.

"Contract Price" means the contract price paid by the Original Borrower to the Builder under the Shipbuilding Contract which, as of 23 October 2008 was $95,830,000.

"Contractual Currency" has the meaning given in Clause 22.4 (Currency indemnity).

2

"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender.

"Creditor Party" means the Agent, the Security Trustee or any Lender, whether as at the date of this Agreement or at any later time.

"Delivery Date" means the date on which the Ship was delivered to, and accepted by, the Original Borrower under the Shipbuilding Contract.

"Dollars" and "$" means the lawful currency for the time being of the United States of America.

"Drawdown Date" means, in relation to each Advance, the date requested by the Borrower for the Advance to be made, or (as the context requires) the date on which the Advance is actually made.

"Drawdown Notice" means a notice in the form set out in Schedule 2 (Drawdown Notice) (or in any other form which the Agent approves or reasonably requires).

"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Trustee and which arise out of the use or operation of the Ship, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b);

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to the Borrower or the Security Trustee in the event of requisition of the Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship; and

(vi)	all moneys which are at any time payable under any Insurances in respect of any loss; and

(b)	if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

"Earnings Account" means an account in the name of the Borrower with the Account Bank in London designated "EURONAV - Earnings Account", or any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank) which is designated by the Agent as the Earnings Account for the purposes of this Agreement.

"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

3

and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release of Environmentally Sensitive Material from the Ship; or

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or reasonably likely to be arrested, attached, detained or injuncted and/or the Ship and/or the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or reasonably likely to be arrested and/or where the Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Event of Default" means any of the events or circumstances described in Clause 20.1 (Events of Default).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

4

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means any letter or letters between the Agent and the Borrower setting out any of the fees referred to in Clause 21 (Fees and Expenses).

"Final Availability Date" means:

(a)	26 February 2012; or

(b)	in the event of arbitration proceedings in connection with the Shipbuilding Contract, with the prior consent of the Agent (with the authorisation of the Majority Lenders) which is not to be unreasonably withheld or delayed, the day falling 365 days after the commencement of such arbitration (if later than 26 February 2012); or

(c)	such later date as the Agent (with the authorisation of the Majority Lenders) may agree in writing.

"Finance Documents" means:

(a)	this Agreement;

(b)	the Agency and Trust Agreement;

(c)	the General Assignment;

(d)	the Charter Assignment (if any);

(e)	the Mortgage;

(f)	the Account Security Deed;

(g)	the Fee Letter;

(h)	any Transfer Certificate;

(i)	any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement and/or any of the other documents referred to in this definition; and

5

(j)	any other document designated as such by the Agent and the Borrower.

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

"General Assignment" means a general assignment of the Earnings, the Insurances and any Requisition Compensation in the Agreed Form.

"Group" means the Borrower and each of its Subsidiaries.

"Holding Company" means in relation to a person, any other person in respect of which it is a Subsidiary.

"IFRS" means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements.

"Insurances" means:

(a)	all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to her; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium.

"Interest Period" means a period determined in accordance with Clause 6 (Interest Periods).

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

6

"ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code.

"Lender" means a bank or financial institution listed in Schedule 1 (Lenders and Commitments) and acting through its branch indicated in Schedule 1 (Lenders and Commitments) (or through another branch notified to the Borrower under Clause 28.14 (Change of lending office) or its transferee, successor or assign, which in each case has not ceased to be a party in accordance with the terms of this Agreement.

"LIBOR" means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 5.6 (Absence of quotations by Reference Banks),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

"Loan" means a loan made or to be made under this Agreement or the principal amount for the time being outstanding under this Agreement.

"Major Casualty" means any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible exceeds $5,000,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)	before any Advance has been made, Lender or Lenders whose Commitments total more than 66.66 per cent. of the Total Commitments; and

(b)	at any other time, Lender or Lenders whose Contributions in the Loan outstanding total more than 66.66 per cent. of all the Loan then outstanding.

"Mandatory Cost” means the percentage rate, which represents the cost to the Lenders, relative to the Loan, of compliance with the requirements of the Bank of England, the Financial Services Authority or any other regulatory authority, as determined by the Agent in accordance with the formula detailed in Schedule 5 (Mandatory Cost).

"Margin" means 1.95 per cent. per annum.

"Market Disruption Event" has the meaning given to that term in paragraph 5(b) of Clause 5.7 (Market disruption).

"Market Value" means the market value of the Ship as determined in accordance with Clause 16.3 (Valuation of Ship).

"Maturity Date" means the date falling 8 years after the Delivery Date or, if earlier, 26 February 2020.

"Mortgage” means the first preferred Greek ship mortgage or the first priority statutory ship mortgage or first preferred ship mortgage and, if applicable, collateral deed of covenant in the form appropriate for the flag of the Ship in the event that the Approved Flag is not Greek flag in the Agreed Form.

7

"Negotiation Period" has the meaning given in Clause 5.9 (Negotiation of alternative rate of interest).

"Notifying Lender" has the meaning given in Clause 25.1 (Illegality) or Clause 26.1 (Increased costs) as the context requires.

"Original Borrower" means Fiorano Shipholding Limited, a company incorporated in Hong Kong whose registered office is at Room 2503-05, 25th Floor, Harcourt House, No.39 Gloucester Road, Wanchai, Hong Kong.

"Party" means a party to this Agreement.

"Payment Currency" has the meaning given in Clause 22.4 (Currency indemnity).

"Permitted Security Interests" means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to the Ship not prohibited by this Agreement;

(e)	liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship or in the ordinary course of business of the Borrower, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to paragraph (f) of Clause 15.12 (Restrictions on chartering, appointment of managers etc.);

(f)	any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)	Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

"Pertinent Document" means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 14 (Insurance) or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)	any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c).

“Permitted Holders” means each of Saverco and Victrix (and (in each case) any parallel vehicle thereof and their respective alternative investment vehicles) and their affiliates.

8

"Pertinent Jurisdiction", in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)	a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)	a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above.

"Pertinent Matter" means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.

"Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a reasonable determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default.

"Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period.

"Reference Banks" means, subject to Clause 28.16 (Replacement of Reference Bank), the London, Dublin or Toronto (as the case may be) branches of each of the Lenders or such other banks as may be appointed by the Agent in consultation with the Borrower.

"Relevant Interbank Market" means the London Interbank Market.

"Relevant Person" has the meaning given in Clause 20.9 (Relevant Persons).

"Repayment Date" means a date on which a repayment is required to be made under Clause 8 (Repayment and Prepayment).

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".

9

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restricted Party" means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)	that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country; or

(c)	that is directly or indirectly owned or controlled by a person referred to in paragraph (a) and/or (b) above; or

(d)	with which any member of the Group is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws;

"Sanctions Authority" means the Norwegian State, the United Nations, the United Kingdom, the European Union, the member states of the European Union, the United States of America and Canada and any authority acting on behalf of any of them in connection with Sanctions Laws.

"Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

"Saverco" means Saverco NV, a company incorporated in Belgium whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Belgium.

"Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority as amended, revised, supplemented or substituted from time to time.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

"Secured Liabilities" means all monies from time to time due or owing, and all obligations and other actual or contingent liabilities incurred by the Borrower, the Security Parties or any of them to any Creditor Party, at the date of this Agreement or at any later time or times, in whatever currency, whether due, owing or incurred alone or jointly with others or as principal, surety or otherwise under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

"Security Interest" means:

10

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)	any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

"Security Party" means any person (except the Borrower or a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the definition of "Finance Documents".

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties and the Creditor Parties that:

(a)	all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	neither the Borrower nor any Security Party has any future or contingent liability under Clause 21 (Fees and Expenses), 22 (Indemnities) or 23 (No Set-off or Tax Deduction) or any other provision of this Agreement or another Finance Document; and

(d)	the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document.

"Security Trustee" means The Bank of Nova Scotia, a company incorporated in Canada and acting in such capacity through its office at 201 Bishopsgate, 6th Floor, London EC2M 3NS, England or any successor of it is appointed under clause 5 of the Agency and Trust Agreement.

"Servicing Bank" means the Agent or the Security Trustee.

"Ship" means the Suezmax tanker with hull no. 1893 of 157,648.1 dwt, named m.v. "CAPTAIN MICHAEL" registered in the name of the Borrower under an Approved Flag.

"Shipbuilding Contract" means the Shipbuilding Contract dated 25 July 2008 made between the Builder and the Original Borrower for the construction by the Builder of the Ship and its purchase by the Borrower as supplemented and amended from time to time.

"Specified Time" means a day or time determined as follows:

LIBOR is fixed	Quotation Day as of 11:00 am London time

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 5.6 (Absence of quotations by Reference Banks)	Noon on the Quotation Day

11

"Total Commitments" means the aggregate of the Commitments of all the Lenders being the Loan.

"Total Loss" means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)	any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 3 months redelivered to the Borrower's full control; and

(c)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 3 months redelivered to the Borrower's full control.

"Total Loss Date" means:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

"Transfer Certificate" has the meaning given in Clause 28.2 (Transfer by a Lender).

"Trust Property" has the meaning given in clause 3.1 of the Agency and Trust Agreement.

"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Victrix" means Victrix NV, a company incorporated in Belgium whose registered office is at Le Grellelei 20, 2600 Berchem, Belgium.

"Write-down and Conversion Powers" means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

12

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction of certain terms

In this Agreement:

"administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator.

"approved" means, for the purposes of Clause 14 (Insurance), approved in writing by the Agent;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

"company" includes any partnership, joint venture and unincorporated association.

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation.

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained.

"continuing" means, in relation to any Event of Default, the Event of Default has not been remedied to the satisfaction of, or waived by the Majority Lenders.

"document" includes a deed; also a letter or fax.

"excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims.

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax.

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council.

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation.

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise.

13

"months" shall be construed in accordance with Clause 1.3 (Meaning of "month").

"obligatory insurances" means all insurances effected, or which the Borrower is obliged to effect, under Clause 14 (Insurance) or any other provision of this Agreement or another Finance Document.

"parent company" has the meaning given in Clause 1.4 (Meaning of "subsidiary").

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation.

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

"subsidiary" has the meaning given in Clause 1.4 (Meaning of "subsidiary").

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time Clauses (Hulls)(1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3	Meaning of "month"

A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)	on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)	on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4	Meaning of "subsidiary"

A company (S) is a subsidiary of another company (P) if:

14

(a)	a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation

In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)	words denoting the singular number shall include the plural and vice versa; and

(d)	Clauses 1.1 (Definitions) to 1.5 (General Interpretation) apply unless the contrary intention appears.

1.6	Headings

In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	Facility

2.1	Amount of facility

Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments to enable the Borrower to finance its acquisition of the Ship by 5 Advances as follows:

(a)	a first Advance of up to $14,250,000 to enable the Borrower to refinance the first pre-delivery instalment of the Contract Price under the Shipbuilding Contract paid to the Builder upon signing of the Shipbuilding Contract;

(b)	a second Advance of up to $7,125,000 to enable the Borrower to meet the second pre-delivery instalment of the Contract Price under the Shipbuilding Contract to be paid to the Builder on the date falling 12 calendar months after the date of the Shipbuilding Contract;

(c)	a third Advance of up to $7,125,000 to enable the Borrower to meet the third pre-delivery instalment of the Contract Price under the Shipbuilding Contract to be paid to the Builder upon keel laying;

(d)	a fourth Advance of up to $7,125,000 to enable the Borrower to meet the fourth pre-delivery instalment of the Contract Price under the Shipbuilding Contract to be paid to the Builder upon launching;

15

(e)	a fifth Advance of up to $35,625,000 to enable the Borrower to meet the final instalment of the Contract Price under the Shipbuilding Contract to be paid to the Builder upon delivery of the Ship.

2.2	Transfer of Loan

The Loan was transferred from the Original Borrower to the Borrower pursuant to an agreement dated the same date as this Agreement was amended and restated and entered into between the Original Borrower and the Borrower. This transfer was approved by the Creditor Parties.

2.3	Lenders' participations in Loan

Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments. No Creditor Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

2.4	Purpose of Loan

The Borrower undertakes with each Creditor Party to use each Advance only for the purpose stated in the preamble to this Agreement.

3	Position of the Lenders

3.1	Interests of Lenders several

The rights of the Lenders under this Agreement are several.

3.2	Individual Lender's right of action

Subject to 3.3 (Proceedings by individual Lender requiring Majority Lender consent), each Lender shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement without joining the Agent, the Security Trustee or any other Lender as additional parties in the proceedings.

3.3	Proceedings by individual Lender requiring Majority Lender consent

No Lender may commence proceedings against the Borrower or any Security Party in connection with a Finance Document without the prior consent of the Majority Lenders.

3.4	Obligations of Lenders several

The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor

(b)	the Borrower, any Security Party or any other Lender being discharged (in whole or in part) from its obligations under any Finance Document,

and in no circumstances shall a Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement.

16

4	Drawdown

4.1	Request for Advance

Subject to the following conditions, the Original Borrower requested an Advance to be made by ensuring that the Agent received a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date or such shorter period as the Agent and the Borrower mutually agreed.

4.2	Availability

The conditions referred to in Clause 4.1 (Request for Advance) were that:

(a)	a Drawdown Date had to be a Business Day within the Availability Period

(b)	the amount of the Advance requested complied with Clause 2.1 (Amount of facility);

(c)	each Advance in relation to the Loan should not exceed 75 per cent. of the amount of the instalment under the Shipbuilding Contract which was being financed by that Advance;

(d)	the aggregate amount of the Advances should not exceed the Total Commitments;

(e)	the proposed Interest Period complied with Clause 6 (Interest Periods); and

(f)	the conditions set out in Clause 9.1 (Documents, fees and no default) were met.

4.3	Notification to Lenders of receipt of a Drawdown Notice

The Agent must have promptly notified the Lenders that it had received a Drawdown Notice and must have informed each Lender of:

(a)	the amount of the Advance and the Drawdown Date;

(b)	the amount of that Lender's participation in the Advance; and

(c)	the duration of the first Interest Period.

4.4	Drawdown Notice irrevocable

A Drawdown Notice must have been signed by a director or officer or an authorised person of the Original Borrower; and once served, a Drawdown Notice could not be revoked without the prior consent of the Agent, acting on the authorisation of the Majority Lenders.

4.5	Lenders to make available Contributions

Subject to the provisions of this Agreement, and in particular Clause 9 (Conditions Precedent), each Lender, on and with value on each Drawdown Date, made available to the Agent for the account of the Original Borrower the amount due from that Lender on that Drawdown Date under Clause 2.2.

4.6	Disbursement of Advance

Subject to the provisions of this Agreement, the Agent on each Drawdown Date paid to the Original Borrower the amounts which the Agent received from the Lenders under Clause 4.5 (Lenders to make available Contributions); and that payment to the Original Borrower was made:

17

(a)	to the account of the Builder which the Original Borrower specified in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.7	Disbursement of Advance to third party

The payment by the Agent under Clause 4.6 (Disbursement of Advance) to the Builder constituted the making of the Advance and the Original Borrower at that time and the Borrower from the date of this amended and restated Agreement became indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution.

4.8	Cancellation of Total Commitments

Any undrawn portion of the Total Commitments shall have been immediately cancelled at the end of the Availability Period.

5	Interest

5.1	Payment of normal interest

Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

5.2	Normal rate of interest

Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of:

(a)	the Margin;

(b)	the Mandatory Cost, if any; and

(c)	LIBOR for that Interest Period.

5.3	Payment of accrued interest

In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest

The Agent shall notify the Borrower and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period,

as soon as reasonably practicable after each is determined.

5.5	Obligation of Reference Banks to quote

A Lender which is a Reference Bank shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

18

5.6	Absence of quotations by Reference Banks

If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if 2 or more of the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5 (Interest).

5.7	Market disruption

(a)	If a Market Disruption Event occurs in relation to an Advance for any Interest Period, then the rate of interest on each Lender's share of that Advance for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin;

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender's participation in the Advance.

(b)	In this Agreement "Market Disruption Event" means:

(i)	at or about noon on the Quotation Date for the relevant Interest Period the Thomson Reuters BBA Page LIBOR 01 or LIBOR 02 is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)	before close of business in London on the Quotation Date for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders that the cost to it or them obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

5.8	Notification of market disruption

The Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.7 (Market disruption) which have caused its notice to be given.

5.9	Negotiation of alternative rate of interest

If the Agent's notice under Clause 5.8 (Notification of market disruption) is served after an Advance is made, the Borrower, the Agent and the Lenders shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (Notification of market disruption) (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders to fund or continue to fund their or its Contribution during the Interest Period concerned.

5.10	Application of agreed alternative rate of interest

Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

19

5.11	Alternative rate of interest in absence of agreement

If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender, set an interest period and interest rate representing the cost of funding of the Lenders in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 5.11 (Alternative rate of interest in absence of agreement) shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.12	Notice of prepayment

If the Borrower does not agree with an interest rate set by the Agent under Clause 5.11 (Alternative rate of interest in absence of agreement), the Borrower may give the Agent not less than 15 Business Days' notice of its intention to prepay at the end of the interest period set by the Agent.

5.13	Prepayment; termination of Commitments

A notice under Clause 5.12 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders of the Borrower's notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments shall be cancelled; and

(b)	on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the Loan together with accrued interest thereon at the applicable rate plus the Margin.

5.14	Application of prepayment

The provisions of Clause 8 (Repayment and Prepayment) shall apply in relation to the prepayment made pursuant to Clause 5.12 (Notice of prepayment).

6	Interest Periods

6.1	Commencement of Interest Periods

The first Interest Period applicable to an Advance shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods

Subject to Clauses 6.3 (Duration of Interest Periods for repayment instalments) and 6.4 (Non-availability of matching deposits for Interest Period selected), each Interest Period shall be:

(a)	3 or 6 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b)	in the case of the first Interest Period applicable to the second and any subsequent Advance, a period ending on the last day of the Interest Period applicable to the first Advance then current, whereupon all of the Advances shall be consolidated and treated as a single Advance;

(c)	3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or

(d)	such other period as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrower.

20

6.3	Duration of Interest Periods for repayment instalments

In respect of an amount due to be repaid under Clause 8 (Repayment and Prepayment) on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4	Non-availability of matching deposits for Interest Period selected

If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months.

7	Default Interest

7.1	Payment of default interest on overdue amounts

The Borrower shall pay interest in accordance with the following provisions of this Clause7 (Default Interest) on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 20.4 (Acceleration of Loan), the date on which it became immediately due and payable.

7.2	Default rate of interest

Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 1 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 7.3 (Calculation of default rate of interest); or

(b)	in the case of any other overdue amount, the rate set out at paragraph (b) of Clause 7.3 (Calculation of default rate of interest).

7.3	Calculation of default rate of interest

The rates referred to in Clause 7.2 (Default rate of interest) are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)	the Margin and the Mandatory Cost, if any, plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)	if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

21

7.4	Notification of interest periods and default rates

The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 7.3 (Calculation of default rate of interest) and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent's notification.

7.5	Payment of accrued default interest

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest

Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

8	Repayment and Prepayment

8.1	Amount of repayment instalments

Loan

The Borrower shall repay the Loan by 12 equal consecutive quarterly instalments of $1,062,500 each together with a balloon instalment of $14,000,000 or equal to the remaining amount of the Loan payable simultaneously with the final instalment.

8.2	Repayment Dates

The first repayment instalment will be repaid on 30 April 2017 and the last repayment instalment together with the balloon instalment is to be repaid on the Maturity Date.

8.3	Maturity Date

On the Maturity Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4	Voluntary prepayment

Subject to the following conditions, the Borrower may, without penalty, prepay the whole or any part of the Loan on the last day of an Interest Period for that Advance.

8.5	Conditions for voluntary prepayment

The conditions referred to in Clause 8.4 (Voluntary prepayment) are that:

(a)	a partial prepayment shall be $500,000 or a multiple of $500,000 or such other amount agreed by the Agent;

(b)	the Agent has received from the Borrower at least 5 Business Days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

22

(c)	the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with.

8.6	Effect of notice of prepayment

A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.7	Notification of notice of prepayment

The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under paragraph (c) of Clause 8.5 (Conditions for voluntary prepayment).

8.8	Mandatory prepayment on sale or Total Loss

The Borrower shall be obliged to prepay the whole of the Loan:

(a)	if the Ship is sold, on or before the date on which such sale is completed by delivery of the Ship to the buyer Provided that the Borrower shall not be required to prepay the Loan if the Ship is sold to a Subsidiary of the Borrower pursuant to the proviso to Clause 12.3 (No disposal of assets); or

(b)	if the Ship becomes a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss; or

(c)	if there is a Change of Control, the Borrower shall be obliged to prepay the Loan in full and the Commitments shall terminate not later than 60 days following the occurrence of the Change of Control.

8.9	Amounts payable on prepayment

A prepayment shall be made together with accrued interest (and any other amount payable under Clause 22 (Indemnities) or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under paragraph (b) of Clause 22.1 (Indemnities regarding borrowing and repayment of Loan) but without premium or penalty.

8.10	Application of partial prepayment

Each partial prepayment shall be applied first against the balloon and then against the repayment instalments specified in Clause 8.1 (Amount of repayment instalments) in inverse order of maturity.

8.11	No reborrowing

No amount prepaid may be reborrowed.

23

9	Conditions Precedent

9.1	Documents, fees and no default

Each Lender's obligation to contribute to an Advance was subject to the following conditions precedent:

(a)	that, on or before the service of the first Drawdown Notice, the Agent received the documents described in Part A of Schedule 3 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers;

(b)	that, on or before the first Drawdown Date for, but prior to the making of, an Advance (other than the final Advance), the Agent received or was satisfied that it would receive on the making of such Advance the documents described in Part B of Schedule 3 (Condition Precedent Documents) in form and substance satisfactory to it and its lawyers;

(c)	that before the final Drawdown Date for, but prior to the making of, the final Advance, the Agent received or was satisfied that it would receive on the making of such Advance the documents described in Part C of Schedule 3 (Condition Precedent Documents) in form and substance satisfactory to it and its lawyers;

(d)	that, on or before the service of the first Drawdown Notice, the Agent received the arrangement fee referred to in Clause 21.1 (Arrangement and commitment fees), all accrued commitment fees payable pursuant to Clause 21.1 (Arrangement and commitment fees) and had received payment of the expenses referred to in Clause 21.2 (Costs of negotiation, preparation etc.); and

(e)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default had occurred or would result from the borrowing of the Loan;

(ii)	the representations and warranties in Clause 10 (Representations and Warranties) and those of the Borrower or any Security Party which were set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.7 (Market disruption) had occurred or was continuing; and

(f)	that, if the ratio set out in Clause 16.1 (Minimum required security cover) was applied immediately following the making of the Advance, the Original Borrower would not have been obliged to provide additional security or prepay part of the Loan under that Clause; and

(g)	that the Agent had received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the Drawdown Date.

9.2	Waiver of conditions precedent

If the Majority Lenders, at their discretion, were to permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 (Documents, fees and no default) were satisfied, the Original Borrower had to ensure that those conditions were satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, have specified).

24

10	Representations and Warranties

10.1	General

The Borrower represents and warrants to each Creditor Party on the date of this amended and restated Agreement as follows.

10.2	Status

The Borrower is duly incorporated and validly existing and in good standing under the laws of Belgium.

10.3	Corporate power

The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the Finance Documents to which it is a party; and

(b)	to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents.

10.4	Consents in force

All the consents referred to in Clause 10.3 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation.

10.5	Legal validity; effective Security Interests

The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors' rights generally.

10.6	No third party Security Interests

Without limiting the generality of Clause 10.5 (Legal validity; effective Security Interests), at the time of the execution and delivery of each Finance Document:

(a)	the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)	no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.7	No conflicts

The execution by the Borrower of each Finance Document, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document will not involve or lead to a contravention of:

25

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

10.8	Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

10.9	No withholding taxes

All payments which the Borrower is liable to make under the Finance Documents must be made without any Tax Deduction payable under any law of any Pertinent Jurisdiction.

10.10	No default

No Event of Default or Potential Event of Default has occurred.

10.11	Information

All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 12.5 (Information provided to be accurate); all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 12.7 (Form of financial statements); and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts.

10.12	No litigation

No legal or administrative action involving the Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrower's financial position or profitability.

10.13	Compliance with certain undertakings

At the date of this amended and restated Agreement, the Borrower is in compliance with Clauses 12.2 (Title; negative pledge), 12.4 (No other liabilities or obligations to be incurred), 12.9 (Consents) and 12.12 (Principal place of business).

10.14	Taxes paid

The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower, its business or the Ship.

10.15	ISM Code and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Manager and the Ship have been complied with or shall be complied with as from the delivery of the Ship to the Borrower under the Shipbuilding Contract.

26

10.16	No money laundering

Without prejudice to the generality of Clause 2.4 (Purpose of Loan), in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive 2005/60/EC of the European Parliament and of the Council of the European Union of 26 October 2005).

10.17	Anti-Corruption Laws

The Borrower has conducted its business in compliance with all applicable Anti-Corruption Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

10.18	Sanctions

Each Relevant Person has been and is in compliance with all Sanctions Laws and no Relevant Person:

(a)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(b)	has received formal notice in writing of any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws.

11	Financial Covenants

11.1	Financial Covenants

The Borrower will ensure that the consolidated financial position of the Borrower and its subsidiaries shall at all times during the Security Period be such that:

(a)	Current Assets exceed Current Liabilities;

(b)	Free Liquid Assets are not less than the higher of:

(i)	$20,000,000; and

(ii)	3 per cent. of Total Indebtedness; and

(c)	the ratio of Stockholders’ Equity to Total Assets is not less than 30 per cent.

In this Clause 11.1 (Financial Covenants):

"Current Assets" means, at any date of determination under this Agreement, the amount of the current assets of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet, but always including undrawn credit lines and revolving credits;

"Current Liabilities" means, at any date of determination under this Agreement, the amount of the current liabilities of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet;

27

"Free Liquid Assets" means, at any date of determination under this Agreement, the aggregate amount of cash and cash equivalents of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet but excluding any of those assets subject to a Security Interest (other than a Security Interest in favour of the Security Trustee pursuant to this Agreement) at any time;

"Latest Balance Sheet" means, at any date, the consolidated balance sheet of the Borrower and its subsidiaries most recently delivered to the Agent pursuant to Clause 11.3 and/or most recently made publicly available;

"Stockholders’ Equity" means, at any date of determination under this Agreement, the amount of the capital and reserves of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet;

"Total Assets" means, at any date of determination under this Agreement, the amount of the total assets of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; and

"Total Indebtedness" means, at any date of determination under this Agreement, the amount of long-term loans (including finance leases, banks loans and other long-term loans) and short-term loans of the Borrower and its subsidiaries determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet.

11.2	Change of accounting period

The Borrower shall not change its fiscal year end date.

12	General Undertakings

12.1	General

The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 12 (General Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such consent not to be unreasonably withheld or delayed in the case of Clause 12.12 (Principal place of business).

12.2	Title; negative pledge

The Borrower will hold the legal title to, and own the entire beneficial interest in the Ship, the Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests.

12.3	No disposal of assets

The Borrower will not transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except for those in the ordinary course of business and for fair market value payable in cash upon completion of such transaction, with the exception of any charter of the Ship as to which clause 15.13 (Time and consecutive voyage charters in excess of 36 months) applies.

Provided that the Borrower may sell the Ship to another subsidiary of the Borrower subject to the following conditions:

(i)	there is no Event of Default or Potential Event of Default which is continuing;

28

(ii)	the new owning company and the jurisdiction of incorporation being acceptable to the Lenders;

(iii)	the Borrower and the Security Parties entering into such amendments to this Agreement and the other Finance Documents as may be required by the Lenders in order to document the change of ownership;

(iv)	the new owning company entering into such other security documents which are required by the Lenders so as to maintain the same security for the Lenders on the transfer of ownership; and

(v)	the new owner shall pay to the Agent on demand all expenses (including but not limited to legal expenses) relating to the said documentation.

12.4	No other liabilities or obligations to be incurred

The Borrower shall not, without the prior consent of the Majority Lenders, incur any Financial Indebtedness or grant any guarantee in respect of Financial Indebtedness if, as a result of incurring that Financial Indebtedness or incurring the contingent liability under that guarantee (as assessed in accordance with IFRS), an Event of Default would occur, or one or more of the financial covenants in respect of the Borrower set out in Clause 11.1 (financial covenants) would be breached, on the date of such incurrence.

12.5	Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

12.6	Provision of financial statements

The Borrower will send to the Agent:

(a)	as soon as possible, but in no event later than 120 days after the end of each financial year of the Borrower from and including the financial year ending 31 December 2016, the audited consolidated accounts of the Group and audited individual accounts of the Borrower;

(b)	as soon as possible, but in no event later than 75 days after the end of each financial half-year of the Borrower (which half-year end shall, for the avoidance of doubt, occur annually), the audited consolidated balance sheet of the Group certified as to its correctness by the chief financial officer of the Borrower and the audited individual balance sheet of the Borrower certified as to its correctness by an officer or director of the Borrower;

(c)	as soon as possible, but in no event later than 60 days after the end of each financial quarter of the Borrower and provided that these documents have not been published on the Borrower's website or sent to the Lenders in the form of a press release, unaudited consolidated income statements of the Group certified as to their correctness by the chief financial officer of the Borrower and unaudited individual income statements of the Borrower certified as to their correctness by an officer or director of the Borrower;

(d)	as soon as possible, but not later than 120 days after the end of each financial year of the Borrower, a financial projection for the Borrower and the Group for the next 3 years in a format which is acceptable to the Agent; and

(e)	together with the annual audited consolidated accounts and with each balance sheet of the Group referred to in paragraphs (a) and (b), a compliance certificate (together with supporting schedules, if any) signed by the chief financial officer of the Borrower in the form attached as Schedule 6 (Form of Certificate of Compliance) (or in any other format which the Agent may approve and with such other information as the Agent may require) evidencing compliance with the financial undertakings in Clause 11.1 (Financial Covenants) and also listing the Market Value of the Ship.

29

12.7	Form of financial statements

All accounts (audited and unaudited) delivered under Clause 12.6 (Provision of financial statements) will:

(a)	be prepared in accordance with all applicable laws and IFRS consistently applied;

(b)	fairly represent the financial condition of the Borrower and its subsidiaries at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the Borrower and its subsidiaries (or the Borrower, as the case may be).

12.8	Creditor notices

The Borrower will send the Agent, at the same time as they are despatched, copies of all material communications which are despatched to the whole or any class of the Borrower’s shareholders or to the Borrower's creditors or any class of them.

12.9	Consents

The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)	for the Borrower to perform its obligations under any Finance Document;

(b)	for the validity or enforceability of any Finance Document; and

(c)	for the Borrower to continue to own and operate the Ship,

and the Borrower will comply with the terms of all such consents.

12.10	Maintenance of Security Interests

The Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)	without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

12.11	Notification of litigation

The Borrower will provide the Agent with details of any legal or administrative action involving the Borrower, any Security Party, the Approved Manager or the Ship, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

30

12.12	Principal place of business

The Borrower will notify the Agent if it has a place of business in any jurisdiction which would require a Finance Document to which it is a party to be registered, filed or recorded with any court or authority in that jurisdiction or if the centre of its main interests changes.

12.13	Confirmation of no default

The Borrower will, within 5 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of the Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 12.13 (Confirmation of No Default) from time to time but only if reasonably asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan or (if the Loan has not been made) Commitments exceeding 10 per cent of the Total Commitments; and this Clause 12.13 (Confirmation of No Default) does not affect the Borrower's obligations under Clause 12.14 (Notification of default).

12.14	Notification of default

The Borrower will notify the Agent as soon as the Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred;

and will keep the Agent fully up-to-date with all developments.

12.15	Provision of further information

(a)	The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(i)	to the Borrower, the Ship, the Earnings or the Insurances; or

(ii)	to any other matter relevant to, or to any provision of, a Finance Document,

which may reasonably be requested by the Agent, the Security Trustee or any Lender at any time.

(b)	The Borrower shall supply to the Agent, promptly upon becoming aware of them, the details of any claim, action, suit, proceeding or investigation with respect to Sanctions Laws against it, any of its direct or indirect owners, subsidiaries or any of their respective directors, officers, employees, agents or representatives.

12.16	"Know your customer" checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

31

(b)	any change in the status of the Borrower or any Security Party after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

12.17	Conduct of business; compliance with laws

The Borrower shall conduct its business in a proper and efficient manner in compliance with:

(a)	its constitutional documents;

(b)	all Sanctions Laws;

(c)	all Anti-Corruption Laws;

(d)	all Environmental Laws; and

(e)	all other laws and regulations applicable to its business,

12.18	and shall notify the Agent immediately upon becoming aware of any breach of any such document, law or regulation.

12.19	Compliance with Sanctions Laws

The Borrower shall:

(a)	ensure that neither it nor any subsidiary of it is or will become a Restricted Party.

(b)	use reasonable endeavours to procure that no director, officer, employee, agent or representative of any Borrower or any subsidiary of it is or will become a Restricted Party; and

(c)	procure that no proceeds of any Advance shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner for a purpose prohibited by Sanctions Laws.

13	Corporate Undertakings

13.1	General

The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 (Corporate Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

32

13.2	Maintenance of status

The Borrower will maintain its separate corporate existence and remain in good standing under the laws of Belgium.

13.3	Negative undertakings

The Borrower will not:

(a)	operate outside the scope of its Articles of Association.; or

(b)	provide any form of credit or financial assistance to:

(i)	a person; or

(ii)	enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length, and the Borrower agrees to subordinate any inter-company loans to the Loan on such terms as the Lenders may reasonably require;

13.4	No merger etc.

The Borrower will not, and will procure that none of its subsidiaries will, enter into any form of merger, sub-division, amalgamation or other reorganisation which may, in the reasonable opinion of the Majority Lenders, have a material adverse effect on the financial position the Borrower.

13.5	Payment of dividends

The Borrower may pay dividends provided that no Event of Default has occurred and is continuing.

13.6	Notification of Sanctions

The Borrower shall:

(a)	supply to the Agent, promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanction Laws against (a) the Borrower, (b) any other Relevant Person or (c) any owners of any Relevant Person (other than any owner of the Borrower), as well as information on what steps are being taken with regards to answering or opposing the same;

(b)	inform the Agent promptly upon becoming aware that any of (a) the Borrower, (b) any other Relevant Person or (c) any owners of any Relevant Person (other than any owner of the Borrower), has become or is likely to become a Restricted Party.

14	Insurance

14.1	General

The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 (Insurance) at all times during the Security Period (after the Delivery Date) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such consent not to be unreasonably withheld or delayed in the case of paragraph (b) of Clauses 14.11 (Compliance with terms of insurances) and 14.12 (Alteration to terms of insurances).

33

14.2	Maintenance of obligatory insurances

The Borrower shall keep the Ship insured at the expense of the Borrower against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)	any other risks against which the Majority Lenders consider, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Majority Lenders be reasonable for the Borrower to insure and which are specified by the Security Trustee by notice to the Borrower.

14.3	Terms of obligatory insurances

The Borrower shall effect such insurances:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) 120 per cent. of the Loan and (ii) the market value of the Ship; and

(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the Ship's full tonnage;

(e)	on approved terms; and

(f)	through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

14.4	Further protections for the Creditor Parties

In addition to the terms set out in Clause 14.3 (Terms of obligatory insurances), the Borrower shall procure that the obligatory insurances shall:

(a)	whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(e)	provide that the Security Trustee may make proof of loss if the Borrower fails to do so.

34

14.5	Renewal of obligatory insurances

The Borrower shall:

(a)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance; and

(b)	promptly after each such renewal, there is provided to the Agent details of the terms and conditions on which such obligatory insurances have been renewed.

14.6	Copies of policies; letters of undertaking

The Borrower shall ensure that all approved brokers provide the Security Trustee with a letter or letters of undertaking in a form required by the Majority Lenders and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 14.4 (Further protections for the Creditor Parties);

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)	they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)	they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Security Trustee.

14.7	Copies of certificates of entry

The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for the Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

14.8	Deposit of original policies

The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

35

14.9	Payment of premiums

The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

14.10	Guarantees

The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

14.11	Compliance with terms of insurances

The Borrower shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)	the Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in paragraph (c) of Clause 14.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)	the Borrower shall not make any changes relating to the classification or classification society or manager or operator of the Ship approved by the underwriters of the obligatory insurances;

(c)	the Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)	the Borrower shall not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

14.12	Alteration to terms of insurances

The Borrower shall neither make or agree to any material alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance without the consent of the Agent.

14.13	Settlement of claims

The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

14.14	Provision of information

In addition, the Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

36

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 14.15 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

14.15	Mortgagee's interest and additional perils insurances

The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee's interest additional perils insurance and a mortgagee's interest marine insurance each in an amount of 110 per cent. of the Loan and on such terms, through such insurers and generally in such manner as the Majority Lenders may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Creditor Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

15	Ship Covenants

15.1	General

The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 15 (Ship Covenants) at all times during the Security Period except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit.

15.2	Ship's name and registration

The Borrower shall keep the Ship registered in its name under the relevant Approved Flag at its relevant port of registry; shall not do or omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship.

15.3	Repair and classification

The Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)	so as to maintain the Ship's class (namely A1(E), "Oil Carrier ESP", AMS, ACCU, SPM, VEC(-L), CSR, Safeship-CM, RES, ES, TEM, Green Passport, POT, UWILD (sea chest blanking devices shall not be provided), CPS at American Bureau of Shipping) free of overdue recommendations and conditions; and

(c)	so as to comply with all laws and regulations applicable to vessels registered at ports in Greece or to vessels trading to any jurisdiction to which the Ship may trade from time to time, including but not limited to the ISM Code or the ISPS Code.

15.4	Modification

The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of the Ship or materially reduce its value.

37

15.5	Removal of parts

The Borrower shall not remove any material part of the Ship, or any item of equipment installed on, the Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the Mortgage Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

15.6	Surveys

The Borrower shall submit the Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Majority Lenders provide the Security Trustee, with copies of all survey reports.

15.7	Inspection

The Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections provided that prior to the occurrence of an Event of Default reasonable notice of such inspection is given and such inspection does not materially affect the Ship's commercial operation.

15.8	Prevention of and release from arrest

The Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship, the Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

15.9	Compliance with laws etc.

The Borrower shall:

(a)	comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and all other laws or regulations relating to the Ship, its ownership, operation and management or to the business of the Borrower;

(b)	not employ the Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code, all Environmental Laws and Sanctions Laws; and

(c)	in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the Borrower (at its expense) effected any necessary special, additional or modified insurance cover and, upon the Agent's request, the Borrower will confirm that they have effected such insurance cover.

38

15.10	Provision of information

The Borrower shall promptly provide the Security Trustee with any information which the Majority Lenders reasonably request regarding:

(a)	the Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to the Ship's master and crew;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship;

(d)	any towages and salvages; and

(e)	the Borrower's, the Approved Manager's or the Ship's compliance with the ISM code and the ISPS code,

and, upon the Security Trustee's request, provide copies of any current charter relating to the Ship and of any current charter guarantee, and copies of the Borrower's or the Approved Manager's Document of Compliance.

15.11	Notification of certain events

The Borrower shall immediately notify the Security Trustee by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any overdue requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or its Earnings or any requisition of the Ship for hire;

(e)	any intended dry docking of the Ship other than a routine dry docking;

(f)	any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, the Approved Manager or otherwise in connection with the Ship; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or ISPS Code not being complied with,

and the Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of the Borrower's, the Approved Manager's or any other person's response to any of those events or matters.

15.12	Restrictions on chartering, appointment of managers etc.

The Borrower shall not:

39

(a)	let the Ship on demise charter for any period;

(b)	enter into any charter in relation to the Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(c)	charter the Ship otherwise than on bona fide arm's length terms at the time when the Ship is fixed;

(d)	appoint a manager of the Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(e)	de-activate or lay up the Ship; or

(f)	put the Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed the Major Casualty amount unless either:

(i)	that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or its Earnings for the cost of such work or for any other reason; or

(ii)	the Borrower has established to the reasonable satisfaction of the Security Trustee that the Borrower has sufficient reserves to pay for the cost of such work.

15.13	Time and consecutive voyage charters in excess of 36 months

The Borrower agrees that if it should enter into any Charter the Borrower shall execute and deliver to the Agent promptly upon such Charter being entered into a Charter Assignment in respect of that Charter in favour of the Security Trustee unless such Charter contains a substitution clause or a clause with similar effect.

15.14	Notice of Mortgage

The Borrower shall keep the Mortgage registered against the Ship as a valid first priority mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Security Trustee.

15.15	Sharing of Earnings

The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings without the prior approval of the Agent such approval not to be unreasonably withheld. For the avoidance of doubt the Agent's approval shall not be required in relation to:

(a)	any "profit split" of hire between the Borrower and a charterer of the Ship; or

(b)	the entry into an established pool or a pool established by the Borrower in both cases on usual commercial terms and at a market rate allocation.

16	Security Cover

16.1	Minimum required security cover

Clause 16.2 (Provision of additional security; prepayment) applies if (after the Delivery Date) the Agent notifies the Borrower that, according to the determination mechanism under Clause 16.3 (Valuation of Ship):

(a)	the market value (determined as provided in Clause 16.3 (Valuation of Ship) of the Ship; plus

40

(b)	the net realisable value of any additional security previously provided under this Clause 16 (Security Cover),

is below 125 per cent. of the Loan.

16.2	Provision of additional security; prepayment

If the Agent serves a notice on the Borrower under Clause 16.1 (Minimum required security cover), the Borrower shall, within 1 month after the date on which the Agent's notice is served, either:

(a)	provide, or ensure that a third party provides, additional security which is acceptable to the Agent and, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require; or

(b)	prepay such part (at least) of the Loan as will eliminate the shortfall.

16.3	Valuation of Ship

The market value of the Ship at any date is that shown by the average of 2 valuations addressed to the Agent for the benefit of the Lenders and prepared:

(a)	as at a date not more than 14 days previously;

(b)	by 2 independent first class sale and purchase shipbrokers which the Agent has approved or appointed for the purpose;

(c)	with or without physical inspection of the Ship (as the Agent may require);

(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

16.4	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 16.2 (Provision of additional security; prepayment) and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 16.3 (Valuation of Ship).

16.5	Valuations binding

Any valuation under Clause 16.2 (Provision of additional security; prepayment), 16.3 (Valuation of Ship) or 16.4 (Value of additional vessel security) shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

16.6	Provision of information

The Borrower shall promptly provide the Agent and any shipbroker or expert acting under Clause 16.3 (Valuation of Ship) or 16.4 (Value of additional vessel security) with any information which the Agent or the shipbroker or expert may reasonably request for the purposes of the valuation;

41

16.7	Payment of valuation expenses

Without prejudice to the generality of the Borrower's obligations under Clauses 21.2 (Costs of negotiation, preparation etc.), 21.3 (Costs of variations, amendments, enforcement etc.) and 22.3 (Miscellaneous indemnities), the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

16.8	Application of prepayment

Clause 8 (Repayment and Prepayment) shall apply in relation to any prepayment pursuant to paragraph (b) of Clause 16.2 (Provision of additional security; prepayment).

17	Payments and Calculations

17.1	Currency and method of payments

All payments to be made by the Lenders or by the Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;

(b)	in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)	in the case of an amount payable by a Lender to the Agent or by the Borrower to the Agent or any Lender, to such account as the Agent may advise from time to time; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

17.2	Payment on non-Business Day

If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

17.3	Basis for calculation of periodic payments

All interest, commitment fee and commission and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

17.4	Distribution of payments to Creditor Parties

Subject to Clauses 17.5 (Permitted deductions by Agent), 17.6 (Agent only obliged to pay when monies received) and 17.7 (Refund to Agent of monies not received):

42

(a)	any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)	amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

17.5	Permitted deductions by Agent

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

17.6	Agent only obliged to pay when monies received

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

17.7	Refund to Agent of monies not received

If and to the extent that the Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)	pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

17.8	Agent may assume receipt

Clause 17.7 (Refund to Agent of monies not received) shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

17.9	Creditor Party accounts

Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

17.10	Agent's memorandum account

The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

43

17.11	Accounts prima facie evidence

If any accounts maintained under Clauses 17.9 (Creditor Party accounts) and 17.10 (Agent's memorandum account) show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

18	Application of Receipts

18.1	Normal order of application

Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents;

(b)	SECONDLY: in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(c)	THIRDLY: in or towards payment pro rata of any principal due but unpaid under this Agreement;

(d)	FOURTHLY: in or towards payment pro rata of any other amounts due but unpaid under any Finance Document;

(e)	FIFTHLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of paragraphs (a), (b), (c) and (d) of Clause 18.1 (Normal order of application); and

(f)	SIXTHLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

18.2	Variation of order of application

The Agent may, with the authorisation of the Majority Lenders, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 18.1 (Normal order of application) either as regards a specified sum or sums or as regards sums in a specified category or categories.

18.3	Notice of variation of order of application

The Agent may give notices under Clause 18.2 (Variation of order of application) from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

18.4	Appropriation rights overridden

This Clause 18 (Application of Receipts) and any notice which the Agent gives under Clause 18.2 (Variation of order of application) shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

44

19	Application of Earnings

19.1	Payment of Earnings

The Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignment), all the Earnings are paid to the Earnings Account.

19.2	Interest accrued on Earnings Account

Any credit balance on the Earnings Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Earnings Account.

19.3	Monies on Earnings

Any monies standing to the credit of the Earnings Account shall, provided that no Event of Default or Potential Event of Default shall have occurred, be at the free disposal of the Borrower.

19.4	Location of accounts

The Borrower shall promptly:

(a)	comply with any requirement of the Agent as to the location or re-location of the Earnings Account; and

(b)	execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account.

19.5	Debits for expenses etc.

Following the occurrence of an Event of Default which is continuing the Agent shall be entitled (but not obliged) from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable to it under Clauses 21 (Fees and Expenses) or 22 (Indemnities) to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 21 (Fees and Expenses) or 22 (Indemnities).

20	Events of Default

20.1	Events of Default

An Event of Default occurs if:

(a)	the Borrower or any Security Party fails to pay within 3 Business Days of the date when due any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clauses 9.2 (Waiver of conditions precedent), 10.18 (Sanctions), 12.2 (Title; negative pledge), 12.3 (No disposal of assets), 12.17 (Conduct of business; compliance with laws) in so far as it relates to Sanctions Laws, 12.19 (Compliance with Sanctions Laws), 13.2 (Maintenance of status), 13.3 (Negative Undertakings), 13.5 (Payment of dividends), 13.6 (Notification of Sanctions), paragraph (b) of 15.9 (Compliance with laws etc.) (insofar as it relates to Sanctions Laws) or 16.2 (Provision of additional security; prepayment); or

45

(c)	any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 30 days after written notice from the Agent requesting action to remedy the same; or

(d)	any representation, warranty or statement made or repeated by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

(e)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person in respect of a sum, or sums aggregating, $10,000,000 or more in the case of the Borrower or the equivalent in another currency:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)	a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)	any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(f)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)	any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $10,000,000 or more in the case of the Borrower or the equivalent in another currency; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)	any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

46

(vii)	a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)	an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)	a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)	any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)	in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(g)	the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(h)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

47

(i)	for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(i)	any consent necessary to enable the Borrower to own, operate or charter the Ship or to enable the Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(j)	any provision which the Majority Lenders reasonably consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(k)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(l)	any event or circumstance occurs which the Majority Lenders determine has, or could reasonably be expected to have a material adverse effect:

(i)	on the ability of the Borrower to perform its obligations under the Finance Documents; or

(ii)	on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower.

20.2	Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default which is continuing:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are cancelled; and/or

(ii)	serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)	take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)	the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

20.3	Termination of Commitments

On the service of a notice under paragraph (a)(i) of Clause 20.2 (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall be cancelled.

48

20.4	Acceleration of Loan

On the service of a notice under paragraph (a)(ii) of Clause 20.2 (Actions following an Event of Default) the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

20.5	Multiple notices; action without notice

The Agent may serve notices under paragraphs (a)(i) or (ii) of Clause 20.2 (Actions following an Event of Default) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 20.3 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

20.6	Notification of Creditor Parties and Security Parties

The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 20.2 (Actions following an Event of Default); but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

20.7	Lender's rights unimpaired

Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1 (Interests of Lenders several).

20.8	Exclusion of Creditor Party liability

No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a)	for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)	as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

20.9	Relevant Persons

In this Clause 20 (Events of Default), a "Relevant Person" means the Borrower and any Security Party.

20.10	Interpretation

In paragraph (d) of Clause 20.1 (Events of Default), references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in paragraph (e) of Clause 20.1 (Events of Default) "petition" includes an application.

49

21	Fees and Expenses

21.1	Arrangement and commitment fees

The Borrower shall pay:

(a)	to the Agent an arrangement fee in the amount and at the times agreed in a Fee Letter; and

(b)	to the Agent (for the account of each Lender) quarterly in arrears during the period from (and including) the date of this Agreement to the earlier of (i) the final Drawdown Date and (ii) the last day of the Availability Period, for the account of the Lenders, a commitment fee at the rate of 0.50 per cent. per annum on the amount of the Total Commitments less the amount of the Loan, for distribution among the Lenders pro rata to their Commitments.

21.2	Costs of negotiation, preparation etc.

The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

21.3	Costs of variations, amendments, enforcement etc.

The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 16 (Security Cover) or any other matter relating to such security; or

(d)	any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

21.4	Documentary taxes

The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

21.5	Certification of amounts

A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 (Fees and Expenses) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

50

22	Indemnities

22.1	Indemnities regarding borrowing and repayment of Loan

The Borrower shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)	any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7 (Default Interest);

(d)	the occurrence of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 20 (Events of Default),

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

22.2	Breakage costs

Without limiting its generality, Clause 22.1 (Indemnities regarding borrowing and repayment of Loan) covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

(a)	in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)	in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.

In the circumstances referred to in paragraph (b) of Clause 22.1 (Indemnities regarding borrowing and repayment of Loan) such costs shall include an amount equal to the Margin which would, but, for receipt or recovery of the relevant part of the Loan, have accrued on the relevant part of the Loan, from the date of such receipt or recovery to the end of the then current Interest Period relating thereto.

22.3	Miscellaneous indemnities

The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

51

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)	any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty, gross negligence or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 22.3 (Miscellaneous indemnities) covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, any Environmental Law or any Sanctions Laws.

22.4	Currency indemnity

If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 22.4 (Currency indemnity), the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 22.4 (Currency indemnity) creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

22.5	Certification of amounts

A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 22 (Indemnities) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22.6	Sums deemed due to a Lender

For the purposes of this Clause 22 (Indemnities), a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

52

22.7	Sanctions and regulatory indemnities

The Borrower shall pay to the Agent on demand, and the Borrower shall indemnify each Lender against, all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by a Lender (other than in each case by reason of a Lender's gross negligence, dishonesty or wilful misconduct):

(a)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Law; or

(b)	as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and as a result of conduct of the Borrower or any of their partners, directors, officers, employees or agents that violates any Sanctions Laws.

23	No Set-off or Tax Deduction

23.1	No deductions

All amounts due from the Borrower under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

24	Tax Gross Up and Indemnities

24.1	Definitions

(a)	In this Agreement:

"Protected Party" means a Creditor Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by the Borrower to a Creditor Party under Clause 24.2 (Tax gross-up) or a payment under Clause 24.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 24 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

24.2	Tax gross-up

(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

53

(c)	If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Agent for the Creditor Party entitled to the payment evidence reasonably satisfactory to that Creditor Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

24.3	Tax indemnity

(a)	The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Creditor Party:

(A)	under the law of the jurisdiction in which that Creditor Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Creditor Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Creditor Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Creditor Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 24.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 24.3 (Tax indemnity), notify the Agent.

24.4	Tax Credit

If the Borrower makes a Tax Payment and the relevant Creditor Party determines that:

54

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Creditor Party has obtained and utilised that Tax Credit,

the Creditor Party shall pay an amount to the Borrower which that Creditor Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

24.5	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Creditor Party against any cost, loss or liability which that Creditor Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

24.6	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Creditor Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Creditor Party to any Party under a Finance Document and such Creditor Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Creditor Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Creditor Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Creditor Party (the "Supplier") to any other Creditor Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Creditor Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Creditor Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Creditor Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

55

(d)	Any reference in this Clause 24.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)	In relation to any supply made by a Creditor Party to any Party under a Finance Document, if reasonably requested by such Creditor Party, that Party must promptly provide such Creditor Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Creditor Party's VAT reporting requirements in relation to such supply.

24.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Creditor Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

24.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

56

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Agent and the Agent shall notify the other Creditor Parties.

25	Illegality, etc

25.1	Illegality

This Clause 25 (Illegality, etc) applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation and/or contrary to or declared by any Sanctions Authority to be contrary to Sanctions Laws,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

25.2	Notification of illegality

The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 25.1 (Illegality) which the Agent receives from the Notifying Lender.

25.3	Prepayment; termination of Commitment

On the Agent notifying the Borrower under Clause 25.2 (Notification of illegality), the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 25.1 (Illegality) as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender's Contribution in accordance with Clause 8.

25.4	Mitigation

If circumstances arise which would result in a notification under Clause 25.1 (Illegality) then, without in any way limiting the rights of the Notifying Lender under Clause 25.3 (Prepayment; termination of Commitment), the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

57

26	Increased Costs

26.1	Increased costs

This Clause 26 (Increased Costs) applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of:

(a)	the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)	complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement;

(c)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV,

the Notifying Lender (or a parent company of it) has incurred or will incur an "increased cost".

26.2	In this Clause 26 (Increased Costs):

(a)	"increased cost" means,:

(i)	a reduction in the rate of return from the Loan or on a Creditor Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Creditor Party or any of its Affiliates to the extent that it is attributable to that Creditor Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

For the purposes of this Clause 26.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

(b)	"Basel III" means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

58

(c)	"CRD IV" means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(ii)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(iii)	any other law or regulation which implements Basel III.

26.3	Notification to Borrower of claim for increased costs

The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 26.1 (Increased costs).

26.4	Payment of increased costs

The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

26.5	Notice of prepayment

If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 26.4 (Payment of increased costs), the Borrower may give the Agent not less than 14 days' notice of its intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

26.6	Prepayment; termination of Commitment

A notice under Clause 26.5 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower's notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)	on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

26.7	Exceptions

Clause 26.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 24.3 (Tax indemnity) (or would have been compensated for under Clause 24.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 24.3 (Tax indemnity) applied).

Application of prepayment. Clause 8 (Repayment and Prepayment) shall apply in relation to the prepayment.

59

27	Set-Off

27.1	Application of credit balances

At any time after the occurrence of an Event of Default which is continuing, each Creditor Party may without prior notice:

(a)	apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

27.2	Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause 27.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

27.3	Sums deemed due to a Lender

For the purposes of this Clause 27 (Set-Off), a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

27.4	No Security Interest

This Clause 27 (Set-Off) gives the Creditor Parties a contractual right of set-off only and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

28	Transfers and Changes in Lending Offices

28.1	Transfer by Borrower

The Borrower may not transfer any of its rights, liabilities or obligations under any Finance Document.

28.2	Transfer by a Lender

Subject to Clause 28.4 (Effective Date of Transfer Certificate), a Lender (the "Transferor Lender") may, at its own cost, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) or without the consent of the Borrower if an Event of Default or a Potential Event of Default has occurred and is continuing, cause:

(a)	its rights in respect of all or part of its Contribution; or

(b)	its obligations in respect of all or part of its Commitment; or

60

(c)	a combination of (a) and (b),

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or a trust; fund or the entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 4 (Transfer Certificate) with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender,

Provided that a Lender may cause such transfer without needing the consent of the Borrower or any Security Party if an Event of Default has occurred and is continuing or if the Transferee Lender is:

(d)	another branch of the Transferor Lender;

(e)	a direct or indirect subsidiary or affiliate of the Transferor Lender;

(f)	a company of which the Transferor Lender is a subsidiary; or

(g)	a company which is under the same control as the Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.

28.3	Transfer Certificate, delivery and notification

As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee and each of the other Lenders;

(b)	on behalf of the Transferee Lender, send to the Borrower letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above,

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

28.4	Effective Date of Transfer Certificate

A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 28.3 (Transfer Certificate, delivery and notification) on or before that date.

28.5	No transfer without Transfer Certificate

No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

61

28.6	Lender re-organisation; waiver of Transfer Certificate

However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

28.7	Effect of Transfer Certificate

A Transfer Certificate takes effect in accordance with English law as follows:

(a)	to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)	the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)	any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;

(f)	the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 (Market disruption) and Clause 21 (Fees and Expenses), and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)	in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

28.8	Maintenance of register of Lenders

During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 28.4 (Effective Date of Transfer Certificate) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days' prior notice.

62

28.9	Reliance on register of Lenders

The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

28.10	Authorisation of Agent to sign Transfer Certificates

The Borrower, the Security Trustee and each Lender irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

28.11	Registration fee

In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $3,000 from the Transferee Lender.

28.12	Sub-participation; subrogation assignment

A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

28.13	Disclosure of information

A Lender may with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

28.14	Change of lending office

A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

28.15	Notification

On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

63

28.16	Replacement of Reference Bank

If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 (Interest) then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank's appointment shall cease to be effective.

28.17	Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office

If:

(a)	the Lender assigns or transfers any rights or obligations under the Finance Documents pursuant to Clause 28.2 (Transfer by a Lender) or changes its lending office; and

(b)	as a result of circumstances existing at the date of assignment, transfer or change occurs the Borrower would be obliged to make a payment to the Transferee Lender or Lender acting through its new lending office under Clause 22.1 (Indemnities regarding borrowing and repayment of Loan) in respect of any tax, Clause 23 (No Set-off or Tax Deduction) or Clause 25 (Illegality, etc),

then the Transferee Lender or the Lender acting through its new lending office is only entitled to receive payment under those Clauses to the same extent as the Transferor Lender or the Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred.

29	Variations and Waivers

29.1	Variations, waivers etc. by Majority Lenders

Subject to Clause 29.2 (Variations, waivers etc. requiring agreement of all Lenders), a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

29.2	Variations, waivers etc. requiring agreement of all Lenders

However, as regards the following, Clause 29.1 (Variations, waivers etc. by Majority Lenders) applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender":

(a)	a change in the Margin or in the definition of LIBOR;

(b)	a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to any Lender's Commitment;

(d)	an extension of Availability Period;

(e)	a change to the definition of "Majority Lenders" or "Finance Documents";

(f)	a change to the preamble or to Clauses 2 (Facility), 3 (Position of the Lenders), 4 (Drawdown), 5.1 (Payment of normal interest), 18 (Application of Receipts), 19 (Application of Earnings) or 33 (Law and Jurisdiction);

(g)	a change to this Clause 29 (Variations and Waivers);

64

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

29.3	Exclusion of other or implied variations

Except for a document which satisfies the requirements of Clauses 29.1 (Variations, waivers etc. by Majority Lenders) and 29.2 (Variations, waivers etc. requiring agreement of all Lenders), no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

30	Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

31	Notices

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

65

31.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender or any Security Party, that notified in writing to the Agent on or prior to the date on which it becomes a party to this Agreement;

(c)	in the case of the Agent or the Security Trustee that identified with its name below,

or any substitute address or fax number or department or officer as the party to this Agreement may notify to the Agent (or the Agent may notify to the parties to this Agreement, if a change is made by the Agent) by not less than five Business Days' notice:

to the Borrower:	c/o Euronav NV
De Gerlachekaai 20
2000 Antwerp

Fax No: +32 3 247 4409

to the Lender:	At the address below its name in Schedule 1 (Lenders and Commitments) or (as the case may require) in the relevant Transfer Certificate to the Agent:

4th Floor , I.F.S.C. House
Custom House Quay
Dublin 1
D01 R2P9, Ireland

Attention: David Sparkes
Fax No: +44 207 638 6488

to the Security Trustee:	201 Bishopsgate
6th Floor
London EC2M 3NS
United Kingdom

Attention: David Sparkes
Fax No: +44 207 638 6488

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders and the Security Parties.

31.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

66

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to the Borrower or a Security Party shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each Security Party.

31.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other parties to this Agreement.

31.5	Electronic communication

(a)	Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

31.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32	Supplemental

32.1	Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to each Creditor Party are:

67

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

32.2	Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

32.3	Counterparts

A Finance Document may be executed in any number of counterparts.

32.4	Third Party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

33	Law and Jurisdiction

33.1	English law

This Agreement shall be governed by, and construed in accordance with, English law.

33.2	Exclusive English jurisdiction

Subject to Clause 33.3 (Choice of forum for the exclusive benefit of the Creditor Parties), the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

33.3	Choice of forum for the exclusive benefit of the Creditor Parties

Clause 33.2 (Exclusive English jurisdiction) is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

33.4	Process agent

The Borrower irrevocably appoints Euronav (UK) Agencies Limited at its registered office for the time being, presently at 99 King’s Road, London, SW3 4PA, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

33.5	Creditor Party rights unaffected

Nothing in this Clause 33 (Law and Jurisdiction) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

68

33.6	Meaning of "proceedings". In this Clause 33 (Law and Jurisdiction), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

69

Schedule 1

Lenders and Commitments

Lender	Lending Office	Commitment (US Dollars)

Scotiabank (Ireland) Designated Activity Company	I.F.S.C. House Custom House Quay Dublin 1 D01 R2P9, Ireland	26,750,000

70

Schedule 2

Drawdown Notice

To:	The Bank of Nova Scotia

201 Bishopsgate, 6th Floor

London EC2M 3NS

England

Attention:	Loans Administration

[·] 2008

DRAWDOWN NOTICE

1	We refer to the loan agreement (the "Loan Agreement") dated 23 October 2008 (as supplemented by a supplemental letter dated 30 January 2017 and amended and restated on [·] March 2017) and made between ourselves, as Borrower, the Lenders referred to therein, and yourselves as Agent and as Security Trustee in connection with a facility of up to US$76,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow as follows:

(a)	Amount: US$[·];

(b)	[Advance as specified in Clause 2.1 (Amount of facility) [first, second, third, etc]];

(c)	Drawdown Date: [·];

(d)	Duration of the first Interest Period shall be [·] months; and

(e)	Payment instructions: account of [·] and numbered [·] with [·] of [·].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 10 (Representations and Warranties)0 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without the prior consent of the Majority Lenders.

5	We authorise you to deduct the arrangement fee referred to in Clause 21 (Fees and Expenses) from the amount of the Advance.

[Name of Signatory]

Director
for and on behalf of

[·]

71

Schedule 3

Condition Precedent Documents

Part A

The following are the documents referred to in paragraph (a) of Clause 9.1 (Documents, fees and no default) before the service of the first Drawdown Notice.

1	A duly executed original of this Agreement, the Guarantee Nomination Letter, the Agency and Trust Agreement, the Negative Pledge, each Guarantee, the Counter Guarantee and the Account Security Deed.

2	Copies of the certificate of incorporation and constitutional documents of the Borrower, each Guarantor, the Counter Guarantor and each Shareholder (and in relation to the Borrower a copy of the shareholders agreement or joint venture agreement entered into by its shareholders).

3	Copies of resolutions of directors of the Borrower, each Guarantor (except for Guarantor B), the Counter Guarantor and each Shareholder and copies of resolutions of the shareholders of the Borrower and the Counter Guarantor authorising the execution of each of the Finance Documents to which the Borrower, that Guarantor, the Counter Guarantor or that Shareholder is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement and ratifying the execution of the Shipbuilding Contract and the Supervision Agreement.

4	The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower, a Guarantor, the Counter Guarantor or the Shareholder.

5	Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or the Shipbuilding Contract or the Supervision Agreement.

6	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account.

7	Documentary evidence that the agent for service of process named in Clause 33 (Law and Jurisdiction) has accepted its appointment.

8	Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Hong Kong, Belgium, Panama, Bermuda and such other relevant jurisdictions as the Lenders may require.

9	Receipt of all documentation required by the Lenders in respect of the Borrower, any Security Party or the ultimate beneficial ownership of each Guarantor or the Counter Guarantor pursuant to that Lenders "know your customer" requirements.

72

Part B

The following are the documents referred to in paragraph (b) of Clause 9.1 (Documents, fees and no default) required before the drawdown of an Advance (other than the final Advance):

10	Evidence that the relevant pre-delivery instalment of the Contract Price payable under the Shipbuilding Contract has fallen due for payment and that such part of such instalment not being met out of the proceeds of an Advance has been paid or shall be paid by the Borrower simultaneously with the making of such Advance.

11	A duly executed original of the Predelivery Security Assignment (and of each document required to be delivered thereunder).

12	A certified copy of the Shipbuilding Contract and Supervision Agreement and a certified copy of the Refund Guarantee.

13	Such documentary evidence as the Lender and its legal advisers may require in relation to the due authorisation and execution by the Builder of the Shipbuilding Contract, by the Supervisor of the Supervision Agreement and by the Refund Guarantor of the Refund Guarantee.

14	Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Korea and such other relevant jurisdictions as the Lender may require.

73

Part C

The following are the documents referred to in paragraph (c) of Clause 9.1 (Documents, fees and no default) required before the Drawdown of the final Advance.

15	A duly executed original of the Mortgage, of the Charter Assignment (if any Charter) and of the General Assignment (and of each document to be delivered by each of them).

16	Documentary evidence that:

(a)	the Ship has been unconditionally delivered by the Builder to, and accepted by, the Borrower under the Shipbuilding Contract, and the full purchase price payable under the Shipbuilding Contract (in addition to the part to be financed by the Loan) has been duly paid;

(b)	the Ship is definitively and permanently registered in the name of the Borrower under the relevant Approved Flag at its relevant port of registry;

(c)	the Ship is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

(d)	the Ship maintains the class (namely A1(E), "Oil Carrier ESP", AMS, ACCU, SPM, VEC(-L), CSR, Safeship-CM, RES, ES, TEM, Green Passport, POT, UWILD (sea chest blanking devices shall not be provided), CPS with American Bureau of Shipping free of all recommendations and conditions of such Classification Society;

(e)	the Mortgage has been duly recorded against the Ship as a valid first preferred/priority ship mortgage in accordance with the laws of the relevant Approved Flag;

(f)	the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with; and

(g)	such part of the acquisition cost of the Ship which has not been funded out of the proceeds of the Loan and which has been borrowed by the Borrower is subordinated to the obligations of the Borrower to the Lenders under this Agreement in terms satisfactory to the Lenders in their absolute discretion;

17	Documents establishing that the Ship will, as from the final Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)	a letter of undertaking executed by the Approved Manager in favour of the Agent in the terms agreed between the Agent and the Approved Manager agreeing certain matters in relation to the management of the Ship and subordinating the rights of the Approved Manager against the Ship and the Borrower to the rights of the Creditor Parties under the Finance Documents; and

(b)	copies of the Approved Manager's Document of Compliance and of the Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Lenders require) and ISSC.

18	A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Ship as the Agent may require.

19	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Greece (or such other jurisdiction as may be appropriate if the Ship is not registered on Greek flag) and such other relevant jurisdictions as the Agent may require.

74

Schedule 4

Transfer Certificate

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To: [·] as Agent.

From: [The Existing Lender] (the "Transferor") and [The New Lender] (the "Transferee")

Dated: [·]

US$76,000,000 Loan Agreement to Euronav NV
dated 23 October 2008 (as supplemented by a supplemental letter dated 30 January 2017 and amended and restated on [·] March 2017) (the "Agreement")

1	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 28 (Transfers and Changes in Lending Offices) of the Agreement.

(a)	The Transferor and the Transferee agree to the Transferor transferring to the Transferee by novation all or part of the Transferor's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 28 (Transfers and Changes in Lending Offices).

(b)	The proposed Transfer Date is [·].

(c)	the lending office and address, fax number and attention details for notices of the Transferee for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3	The Transferee expressly acknowledges the limitations on the Transferor's obligations set out in Clause 28 (Transfers and Changes in Lending Offices).

4	[The Transferee confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each number of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the [Taxes Act] the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the [Taxes Act]; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of Section 11(2) of the [Taxes Act] of that company.]

[4/5]	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6]	This Transfer Certificate is governed by English law.

75

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

Transferor	Transferee

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [·].

[Agent]

By:

76

Schedule 5

Mandatory Cost

1	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Loan) and will be expressed as a percentage rate per annum.

3	The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Loan:

AB + C(B – D) + E x 0.01 100 – (A + C)	per cent. per annum

(b)	in relation to a Loan in any currency other than sterling:

E x 0.01 300	per cent. per annum

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 7.2 (Default rate of interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

77

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

(e)	"Unpaid Sum" means any sum due and payable but unpaid by the Borrower or a Security Party under the Finance Documents.

6	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

78

10	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to the Loan Agreement.

13	The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties to the Loan Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Loan Agreement.

79

Schedule 6

Form of Certificate of Compliance

To:	The Bank of Nova Scotia

201 Bishopsgate, 6th Floor

London EC2M 3NS

England

Attention:	Loans Administration

From:	Euronav NV

[Date]

OFFICER'S CERTIFICATE

This Certificate is rendered pursuant to clause 12.6(e) of the loan agreement dated 23 October 2008 (as amended and supplemented by a supplemental letter dated 30 January 2017 and amended and restated on [·] 2017) (the "Loan Agreement") and entered into between (i) Euronav NV as Borrower, (ii) the banks and financial institutions listed in Schedule 1 therein as Lenders, (iii) The Bank of Nova Scotia as Agent and Security Trustee, relating to a facility of up to US$79,000,000. Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

I, the Chief Financial Officer of the Borrower, hereby certify that:

1	Attached to this Certificate [are][is] the latest [audited consolidated accounts of the Group and audited individual accounts of the Borrower for the financial year ending on [·]] [unaudited consolidated balance sheet of the Group and the unaudited individual balance sheet of the Borrower in relation to the [first] [second] six months of the financial year ending on [·]] (the "Accounts").

2	Set out below are the respective amounts, in US Dollars, of the Cash, Consolidated Current Assets, Consolidated Current Liabilities, Free Liquid Assets, Stockholders' Equity, Total Assets and Total Indebtedness of the Group as at [·]:

US Dollars

Cash	[·]

Consolidated Current Assets	[·]

Consolidated Current Liabilities	[·]

Free Liquid Assets	[·]

Stockholders' Equity	[·]

Total Assets	[·]

Total Indebtedness	[·]

3	Accordingly, as at the date of this Certificate the financial covenants set out in clause 11.1 (Financial Covenants) of the Loan Agreement [are] [are not] complied with, in that as at [·]:

80

(a)	Consolidated Working Capital is US$[·];

(b)	Free Liquid Assets are US$[·];

(c)	Cash is US$[·]; and

(d)	the ratio of Stockholders' Equity to Total Assets is [·] per cent.;

[or, as the case may be, specify in what respect any of the financial covenants are not complied with.]

4	As at [·] no Event of Default has occurred and is continuing.

[or, specify/identify any Event of Default]

The Borrower is in compliance with clause 11.1 (Financial Covenants) of the Loan Agreement.

[If not, specify this and what is proposed as regards Clause 11.1 (Financial Covenants)]

The Market Value of the Ship is as follows as at [date]:

Name of Ship	Name of first shipbroker providing valuation	Name of second shipbroker providing valuation	Average market value

[·]	[·]	[·]	[·]

Chief Financial Officer
EURONAV NV

Note: Supporting Schedules to be attached.

81

Execution Page

BORROWER

SIGNED by	)
)
for and on behalf of	)
EURONAV NV	)
in the presence of:	)

LENDERS

SIGNED by	)
)
for and on behalf of	)
SCOTIABANK (IRELAND) DESIGNATED	)
ACTIVITY COMPANY	)
in the presence of:	)

AGENT

SIGNED by	)
)
for and on behalf of	)
THE BANK OF NOVA SCOTIA	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED by	)
)
for and on behalf of	)
THE BANK OF NOVA SCOTIA	)
in the presence of:	)

82